UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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SCHWEITZER-MAUDUIT
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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March 10, 2011

Frédéric Villoutreix
Chairman of the Board and
Chief Executive Officer

TO OUR STOCKHOLDERS:

On behalf of the Board of Directors and management of Schweitzer-Mauduit International, Inc., I cordially invite you to the Annual Meeting of Stockholders to be held on Thursday, April 28, 2011 at 11:00 a.m. at the Company’s corporate headquarters located at 100 North Point Center East, Suite 600, Alpharetta, Georgia.

Details about the Annual Meeting, nominees for election to the Board of Directors and other matters to be acted on at the Annual Meeting are presented in the Notice of Annual Meeting and Proxy Statement that follow.

It is important that your stock be represented at the meeting regardless of the number of shares you hold. You are encouraged to specify your voting preferences by so marking and dating the enclosed proxy card. But, if you wish to vote in accordance with the directors’ recommendation, all you need do is sign and date the card.

Please complete and return the proxy card in the enclosed envelope whether or not you plan to attend the meeting. If you do attend and wish to vote in person, you may revoke your proxy at that time.

If you plan to attend the meeting, please check the card in the space provided. This will assist us with meeting preparations and will enable us to expedite your admittance. If your shares are not registered in your own name and you would like to attend the meeting, please ask the broker, trust, bank or other nominee which holds the shares to provide you with evidence of your share ownership, which will enable you to gain admission to the meeting.

Sincerely,

Frédéric Villoutreix

SCHWEITZER-MAUDUIT INTERNATIONAL, INC.
100 North Point Center East, Suite 600
Alpharetta, Georgia 30022-8246

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

April 28, 2011

The Annual Meeting of Stockholders of Schweitzer-Mauduit International, Inc. will be held at the Company’s corporate headquarters located at 100 North Point Center East, Suite 600, Alpharetta, Georgia, on Thursday, April 28, 2011 at 11:00 a.m. for the following purposes:

1.	To elect as directors the 2 nominees named in the attached proxy statement, each to serve for a term of 3 years ending at the 2014 Annual Meeting of Stockholders;
2.	To ratify the selection of Deloitte & Touche as our independent registered public accounting firm for our fiscal year ending December 31, 2011;
3.	To hold an advisory vote on executive compensation;
4.	To hold an advisory vote on the frequency of an executive compensation advisory vote; and
5.	To transact such other business as may properly be brought before the meeting or any adjournment thereof.

We currently are not aware of any other business to be brought before the Annual Meeting.

You may vote all shares that you owned as of February 24, 2011, which is the record date for the Annual Meeting. Since a majority of the outstanding shares of our Common Stock must be represented either in person or by proxy to constitute a quorum for the conduct of business, I urge you to sign, date and promptly return the enclosed proxy card in the enclosed business reply envelope. No postage is required if mailed in the United States.

John W. Rumely, Jr.
Secretary and General Counsel

March 10, 2011

SCHWEITZER-MAUDUIT INTERNATIONAL, INC.
100 North Point Center East, Suite 600
Alpharetta, Georgia 30022-8246

PROXY STATEMENT

INTRODUCTION

This Proxy Statement and the accompanying proxy card are furnished to the stockholders of Schweitzer-Mauduit International, Inc., a Delaware corporation, referred to as either the Company or SWM, in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 2011 Annual Meeting of Stockholders (Annual Meeting). The Company intends to mail this Proxy Statement and proxy card, together with the 2010 Annual Report to Stockholders, on or about March 10, 2011.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Date, Time, and Place of Meeting

The Annual Meeting will be held on April 28, 2011, at 11:00 a.m. Eastern Standard Time, at our corporate headquarters located at 100 North Point Center East, Suite 600, Alpharetta, Georgia 30022 and at any adjournment thereof.

How Can You Vote

You can vote by completing, signing, dating, and mailing the enclosed proxy card in the envelope provided. Cards received in time for the meeting will be voted as instructed.

If your shares are held in “street name” (through a broker, bank or other nominee), you may receive a separate voting instruction form with this proxy statement or you may need to contact your broker, bank or other nominee to determine whether you will be able to vote electronically by using the internet or by telephone.

If your vote is received before the Annual Meeting the named proxies will vote your shares as you direct.

For Proposal One – Election of Directors, you may:
▪	Vote FOR both nominees
▪	WITHHOLD your vote from both nominees
▪	WITHHOLD your vote from one of the nominees you designate

For Proposal Two – Ratification of the Selection of Independent Registered Public Accounting Firm and Proposal Three – Executive Compensation Advisory Vote, you may:
▪	Vote FOR the proposal;
▪	Vote AGAINST the proposal; or
▪	ABSTAIN from voting on the proposal

For Proposal Four – Advisory Vote on the Frequency of Executive Compensation Advisory Vote, you may:
▪	Vote for a frequency of every THREE years, every TWO years or EVERY year;
▪	or you may ABSTAIN from voting on the proposal

HOW DOES THE BOARD RECOMMEND THAT I VOTE

The Board of Directors unanimously recommends that you vote:
▪	FOR both nominees for election to the Board of Directors in Proposal One – Election of Directors;
▪	FOR Proposal Two – Ratification of the Selection of Independent Registered Public Accounting Firm;
▪	FOR Proposal Three – Executive Compensation Advisory Vote; and
▪	FOR a frequency of EVERY YEAR on Proposal Four – Advisory Vote on the Frequency of Executive Compensation Advisory Vote

Quorum Requirement

Pursuant to Section 216 of the Delaware General Corporation Law and the Company’s By-Laws, a quorum for the Annual Meeting will be a majority of the issued and outstanding shares of the Company’s Common Stock, present in person or represented by proxy.

What If I Don’t Vote

Voting is an important shareholder right and we encourage you to do so. It is also important that you vote to establish a quorum for the conduct of business.

Under the New York Stock Exchange, or NYSE rules, if your shares are held in “street name” and you do not indicate how you wish to vote, your broker is permitted to exercise its discretion to vote your shares only on certain “routine” matters. Proposal One, Election of Directors; Proposal Three, Executive Compensation Advisory Vote; and Proposal Four, Advisory Vote on Frequency of Executive Compensation Advisory Vote are not “routine” matters. Accordingly, if you do not direct your broker how to vote, your broker may not exercise discretionary voting authority and may not vote your shares. This is called a “broker non-vote” and although your shares will be considered to be represented by proxy at the Annual Meeting, as previously discussed above under “Quorum Requirements,” they are not considered to be shares “entitled to vote” at the Annual Meeting and will not be counted as having been voted on the applicable proposal. Proposal Two, Ratification of the Selection of Independent Registered Public Accounting Firm is a “routine” matter and, as such, your broker is permitted to exercise discretionary voting authority to vote your shares “For” or “Against” the proposal in the absence of your instruction. Proxies marked “Withheld” on Proposal One – Election of Directors or “Abstain” on Proposal Two –Ratification of Selection of Independent Registered Public Accounting Firm or Proposal Three – Executive Compensation Advisory Vote will be counted in determining the total number of shares “entitled to vote” on such proposal and will have the effect of a vote “Against” a director or a proposal. If you “Abstain” from voting on Proposal Four – Advisory Vote on Frequency of Executive Compensation Advisory Vote, the abstention will not have an effect on the outcome of the vote.

Vote Required

Proposal One: Election of Directors will be decided by a plurality of shares of SWM’s Common Stock as of the record date present in person or represented by proxy and entitled to vote on the election of directors. A “plurality” for Proposal One means the individuals who receive the greatest number of votes cast “For” are elected as directors. Votes may be cast in favor of or withheld from each nominee; votes that are withheld will be excluded entirely from the vote and will have no effect.

Proposal Two: Ratification of the Selection of Independent Registered Public Accounting Firm will be decided by the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote on the subject matter.

Proposal Three: Executive Compensation Advisory Vote will be decided by the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote on the subject matter. This is a non-binding advisory vote; however, the Compensation Committee and the Board of Directors expect to take into account the outcome of the vote when considering future executive compensation actions.

Proposal Four: Advisory Vote on the Frequency of Executive Compensation Advisory Vote shall be decided by the affirmative vote of a plurality of shares of SWM Common Stock as of the record date present in person or represented by proxy and entitled to vote. A “plurality” for Proposal Four means the choice of frequency that receives the greatest number of votes cast will be considered the preference of our shareholders. This is a non-binding advisory vote; however, our Compensation Committee and Board of Directors expect to take into account the outcome of the vote when considering the frequency of future executive compensation advisory votes.

How Can I Change My Vote

Any proxy may be revoked by the stockholder granting it at any time before it is voted by delivering to the Secretary of the Company another signed proxy card, or a signed document revoking the earlier proxy or by attending the meeting and voting in person.

Who Can Vote

Each stockholder of record at the close of business on February 24, 2011 will be entitled to 1 vote for each share registered in such stockholder’s name. Proxies cannot be voted for a greater number of persons than the number of nominees named in this Proxy Statement. As of February 24, 2011, there were 17,539,352 shares outstanding of the Company’s Common Stock, par value $0.10 per share (the “Common Stock”).

Participants in the Company’s Retirement Savings Plan (“Plan”) may vote the number of shares they hold in that plan. The number of shares shown on your proxy card includes the stock units you hold in the Retirement Savings Plan and serves as a voting instruction to the trustee of the Plan for the account in the participant’s name. Information as to the voting instructions given by individuals who are participants in the Plan will not be disclosed to the Company.

Who Pays For the Proxy Solicitation

The Company will pay the entire cost of the proxy solicitation. The Company has retained American Stock Transfer & Trust Company, the Company’s transfer agent, to aid in the solicitation of proxies. Proxy solicitation services on routine proxy matters are included in the fees paid to American Stock Transfer & Trust Company to act as the Company’s stock transfer agent and registrar. Only reasonable out-of-pocket expenses on proxy solicitation services are charged separately. The Company will reimburse brokers, fiduciaries and other nominees for their reasonable expenses in forwarding proxy materials to beneficial owners. In addition to solicitation by mail, directors, officers and employees of the Company may solicit proxies in person, by telephone or by other means of communication.

Who Will Count the Vote

American Stock Transfer & Trust Company has been engaged to tabulate shareholder votes and act as our independent inspector of elections for the Annual Meeting.

Discretionary Voting and Adjournments

We currently are not aware of any business to be acted upon at the Annual Meeting other than that described in the Proxy Statement. If, however, other matters are properly brought before the Annual Meeting, or any adjournment or postponement of the Annual Meeting, your proxy includes discretionary authority on the part of the individuals appointed to vote your shares to act on those matters according to their best judgment, including adjourning the Annual Meeting.

Adjournment of the Annual Meeting may be made for the purpose of, among other things, soliciting additional proxies. Any adjournment may be made from time to time by approval of the holders of Common Stock representing a majority of the votes present in person or by proxy at the Annual Meeting, whether or not a quorum exists, without further notice other than by an announcement made at the Annual Meeting.

STOCK OWNERSHIP

Significant Beneficial Owners

The following table sets forth certain information as of December 31, 2010 regarding the number of shares of Common Stock of the Company beneficially owned by each person who is known to the Company to own, directly or indirectly, more than 5% of the outstanding shares of the Company’s Common Stock, as reflected in the Schedule 13G (and amendments, if any, thereto) as filed with the Securities and Exchange Commission in February 2011 and provided to the Company by such persons.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class	Sole Voting Power	Shared Voting Power	Sole Investment Power	Shared Investment Power
Common Stock	The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA, 19355 (1)	998,478	5.54%	24,114	0	974,364	24,114
Common Stock	BlackRock, Inc. 40 East 52nd Street New York, NY 10022	1,358,928	7.54%	1,358,928	0	1,358,928	0
Common Stock	FMR LLC and Edward C. Johnson 3d (2) 82 Devonshire Street Boston, MA 02109	2,347,914	13.03%	0	0	2,347,914	0
_________
(1)
Vanguard Fiduciary Trust Company ("VFTC"), a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 24,114 shares or 0.13% of the Common Stock outstanding of the Company as a result of its serving as investment manager of collective trust accounts. VFTC directs the voting of these shares.

(2)
Fidelity Management & Research Company (“Fidelity”), a wholly owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 2,347,914 shares or 13.03% of the Common Stock outstanding of the Company as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. The ownership of one investment company, Fidelity Diversified International Fund, amounts to 1,297,914 shares or 7.20% of the Common Stock outstanding. Fidelity Diversified International Fund has its principal business office at 82 Devonshire Street, Boston, MA 02109. Edward C. Johnson 3d and FMR LLC, through its control of Fidelity, and the funds each has sole power to dispose of the 2,347,914 shares owned by the Funds. Members of the family of Edward C. Johnson 3d, Chairman of FMR LLC, are the predominant owners, directly or through trusts of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Edward C. Johnson 3d, Chairman of FMR LLC, has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds’ Board of Trustees. Fidelity carries out the voting of shares under written guidelines established by the Funds’ Boards of Trustees.

Directors and Executive Officers

The following table sets forth information as of March 1, 2011, unless otherwise noted, regarding the number of shares of the Company’s Common Stock beneficially owned by all directors and nominees, the Company’s Chief Executive Officer and each of the Company’s Named Executive Officers and by all directors and executive officers as a group. Unless otherwise indicated in a footnote, each person listed below possesses sole voting and investment power with respect to the shares indicated as beneficially owned by that person.

Title of Class	Name of Individual or Identity of Group	Amount and Nature of Beneficial Ownership		Percent of Class (1)
Common Stock	Claire L. Arnold	4,210	(2)	*
Common Stock	K.C. Caldabaugh	2,000	(3)	*
Common Stock	Michel Fievez	61,472	(4)	*
Common Stock	William A. Finn	4,189	(5)	*
Common Stock	Otto R. Herbst	99,126	(6)	*
Common Stock	Wilfred A. Martinez	21,677		*
Common Stock	Robert F. McCullough	1,000	(7)	*
Common Stock	John D. Rogers	1,002	(8)	*
Common Stock	Peter J. Thompson	60,538	(9)	*
Common Stock	Frédéric P. Villoutreix	202,267	(10)	1.15%
Common Stock	Anderson D. Warlick	1,778		*
Common Stock	All Directors, Named Executive Officers and executive officers as a group (6) persons	471,147		2.68%
_____
(1)
Percentages are calculated on the basis of the amount of outstanding securities on March 1, 2011, 17,539,352 shares, excluding securities held by or for the account of SWM or its subsidiaries, plus securities deemed outstanding pursuant to Rule 13d-3(d)(1). An asterisk shows ownership of less than 1% of the shares outstanding.

(2)
As of March 15, 2000, Ms. Arnold elected to defer 100% of her quarterly retainer pursuant to the Deferred Compensation Plan for Non-Employee Directors and, in 2005, pursuant to the Deferred Compensation Plan for Non-Employee Directors No. 2. In addition to the stock she beneficially owns, her deferred compensation plan accounts have been credited with the equivalent of 15,925 stock units, which sum includes accumulated dividends.

(3)
From March 15, 2000 through December 31, 2004 Mr. Caldabaugh elected to defer 100% of his quarterly retainer pursuant to the Deferred Compensation Plan for Non-Employee Directors and then again starting on January 1, 2009, Mr. Caldabaugh elected to defer 100% of the quarterly retainer pursuant to the Deferred Compensation Plan for Non-Employee Directors No. 2. In addition to the stock he beneficially owns, his individual deferred compensation plan accounts have been credited with the equivalent of 9,127 stock units, which sum includes accumulated dividends.

(4)
In February 2011, June 2009 and March 2010, 51,038, 5,000 and 5,434 shares vested, respectively, but continue to have a 2 year restriction on transfer. All vested shares include the power to vote such shares.

(5)
From April 24, 2008 through December 31, 2008, Mr. Finn elected to defer 100% of the quarterly retainer pursuant to the Deferred Compensation Plan for Non-Employee Directors No. 2. In addition to the stock he beneficially owns, his individual deferred compensation plan account has been credited with the equivalent of 1,936 stock units, which sum includes accumulated dividends.

(6)	Shares beneficially owned include the right to acquire 14,200 shares upon the exercise of vested options.
(7)
As of October 1, 2006, Mr. McCullough elected to defer 100% of his quarterly retainer pursuant to the Deferred Compensation Plan for Non-Employee Directors No. 2. In addition to the stock he beneficially owns, his individual deferred compensation plan account has been credited with the equivalent of 7,696 stock units, which sum includes accumulated dividends.

(8)
As of July 31, 2009, Mr. Rogers elected to defer 100% of his quarterly retainer pursuant to the Deferred Compensation Plan for Non-Employee Directors No. 2. His deferred compensation plan account has been credited with the equivalent of 1,793 stock units, which sum includes accumulated dividends. The 1,002 shares are owned jointly with Mr. Rogers’s wife, Kyle E. Koehler.

(9)	Shares beneficially owned include the right to acquire 1,077 shares upon the exercise of vested options.
(10)	Shares beneficially owned include 10,000 shares owned by Mr. Villoutreix’s wife, Eileen Villoutreix.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers and persons who own more than 10% of a registered class of the Company’s equity securities to file reports with the Securities and Exchange Commission regarding beneficial ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% stockholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a).

To the Company’s knowledge, based solely on a review of copies of such reports filed during the fiscal year ended December 31, 2010, all officers, directors and greater than 10% beneficial owners timely complied with Rule 16(a) with the exception of John D. Rogers, who had 1 late filing for the purchase of 700 shares of SWM stock.

PROPOSAL ONE
ELECTION OF DIRECTORS

Number of Directors; Board Structure

SWM’s By-Laws provide that the number of directors on its Board of Directors shall be fixed by resolution of the Board from time to time. The Board of Directors presently has 7 members, 6 of whom are independent. As indicated in the table below, the Board of Directors is divided into 3 staggered classes of directors of the same or nearly the same number.

Class I - Current Term Ending at 2011 Annual Meeting	Class II - Current Term Ending at 2012 Annual Meeting	Class III - Current Term Ending at 2013 Annual Meeting

Claire L. Arnold	K.C. Caldabaugh	Frédéric P. Villoutreix
Robert F. McCullough	William A. Finn	Anderson D. Warlick
John D. Rogers

Nominees for Director

The Board has nominated Ms. Claire Arnold and Mr. Robert McCullough for election to the Board to serve a three-year term ending at the 2014 Annual Meeting of Shareholders and until their successors are elected and have qualified. Each of these nominees is a current member of the Board and has consented to serve if elected. The Board of Directors has determined that both Ms. Arnold and Mr. McCullough are independent. Should the nominees become unable to serve, proxies may be voted for another person designated by the Board of Directors. Proxies only can be voted for the number of persons named as nominee in this Proxy Statement, which is 2.

Board Recommendation

The Board of Directors unanimously recommends a vote FOR the election to the Board of the 2 nominees for director.

Background Information on Nominees and Continuing Directors

The names of the nominees and the directors continuing in office, their ages as of the date of the Annual Meeting, their principal occupations and directorships during the past 5 years, and certain other biographical information are set forth on the following pages.

Nominees For Election to the Board of Directors

Name	Age	Period Served as a Director	Principal Occupations and Businesses and Directorships During Last 5 Years

Claire L. Arnold	64	1995 – Present	Chief Executive Officer of Leapfrog Services, Inc., a computer support company and network integrator, presently and since 1998

			Director – Ruby Tuesday, Inc.

			Director – Advance America, Cash Advance Centers, Inc., resigned 2006

Robert F. McCullough	68	2006 – Present	Private investor, presently and since January 2007

			Senior Partner, Invesco Ltd. (formerly AMVESCAP PLC), an investment fund manager, June 2004 – December 2006

			Chief Financial Officer, AMVESCAP PLC, April 1996 – May 2004

			Director – Primerica

			Director – Acuity Brands, Inc.

			Director – Comverge, Inc., resigned June 2009

			Director – Mirant Corporation from February 2003 through January 3, 2006 when it emerged from bankruptcy

Members of the Board of Directors Continuing in Office

Name	Age	Period Served as a Director	Principal Occupations and Businesses and Directorships During Last 5 Years

K.C. Caldabaugh	64	1995 – Present	Principal, Heritage Capital Group, an investment banking firm, presently and since July 2001

Chairman and Chief Executive Officer of Spinnaker Coating, Inc., a manufacturer of adhesive coated papers, 1994 – March 2001. Spinnaker Coating, Inc. filed for Chapter 11 bankruptcy protection on November 13, 2001

William A. Finn	65	April 2008 – Present	Chairman, AstenJohnson Holding Ltd, a holding company that has interests in paper machine clothing manufacturers, presently and since 2006

			Chairman and Chief Executive Officer, AstenJohnson, Inc., a paper machine clothing manufacturer, 1999 – 2006

John D. Rogers	49	July 2009 – Present	President and Chief Executive Officer of CFA Institute, presently and since January 2009

			Founding Partner of Jade River Capital Management, LLC., presently and since May 2007

President and Chief Executive Officer Invesco Institutional N.A. Senior Managing Director and Head of Worldwide Institutional Business, AMVESCAP Plc., a mutual fund company, January 2003 – January 2006

Frédéric P. Villoutreix	46	2007 – Present	Chief Executive Officer and Chairman of the Board of SWM, presently and since January 1, 2009

			Chief Operating Officer of SWM, February 2006 –December 2008

			Vice President, Abrasives Europe and Coated Abrasives World, Compaigne de Saint-Gobain 2004 – 2005

Anderson D. Warlick	53	July 31, 2009 – Present	President and Chief Executive Officer of Parkdale, Inc. and its subsidiaries, a closely-held yarn manufacturer, presently and since 2000

Director Qualifications for Service on the Company’s Board

The particular experience, qualifications, attributes and skills that led the Board to conclude that the nominees should sit on the Board of Directors is summarized below:

Claire L. Arnold

Ms. Arnold has served as a director with 5 New York Stock Exchange listed small capitalization companies, including service as the chair of nominating & governance, compensation and audit committees. She has also served in the capacity of lead director, and currently serves as the Company’s Lead Non-Management Director and chair of its Compensation Committee. Ms. Arnold’s broad experience on other boards and board committees allows her to provide substantial value and insight into best governance practices on such critical topics as executive compensation and governance. From a business perspective, Ms. Arnold was the chief executive officer of a large, private distribution company for 15 years building it from $30mm in sales when acquired in a leveraged buy-out to sales of $1.6 billion, accomplishing that equally through organic growth and through a series of acquisitions. The company distributed tobacco products, among other things, giving Ms. Arnold direct insight into dealing with SWM’s major customers. Ms. Arnold is currently the chief executive officer of Leapfrog Services Inc., a computer support company and network integrator. Her experience with information technology management systems has been directly relevant to an area in which the Company has and continues to make substantial capital investment. Ms. Arnold’s direct experience running a large enterprise, as well as her role in identifying, negotiating, and managing the integration of acquisitions, makes Ms. Arnold a valuable asset to the Board in exercising its oversight and input on strategic planning.

Robert F. McCullough

Mr. McCullough served as a partner in an international accounting firm and subsequently as the chief financial officer of a large investment fund management company from which he developed a deep understanding of accounting, internal control and disclosure rules applicable to public enterprises. His experience also includes work with companies engaged in several fields of manufacture and financial services.

Mr. McCullough’s experience related to his role as chair of the audit committee is also deep and wide, having been the chair of 5 other audit committees as well as having interacted with audit committees both in the capacity as chief financial officer of a public company and as the outside independent auditor and audit partner in charge. He has also served on other companies’ compensation committees providing him with background in the areas of executive compensation and related plan designs. He brings to the Board strong accounting, financial control and reporting expertise, as well as broad experience in consulting with companies on strategic planning, cost controls, and mergers and acquisitions. The depth of his experience, including being a certified public accountant in good standing, working in the auditing profession for over 30 years, and 10 years as a chief financial officer provides him with a singular set of skills for service on SWM’s board and audit committee and as one of the Company’s 3 financial experts.

The background relevant to their service on the Company’s Board of Directors for each of the Directors continuing in office is summarized below:

K.C. Caldabaugh

Mr. Caldabaugh has served as the chief financial officer of publicly traded companies outside of the paper industry and as the chief executive officer of a private company in the paper industry, including turnaround and distressed company situations. Subsequently, he has served as a principal in a consulting firm that provides strategic planning advice and as an advisor in mergers and acquisitions. Mr. Caldabaugh’s background provides the Board with experience related to the Company’s restructuring programs, evaluation and implementation of growth opportunities and strategic planning in addition to his experience with financial controls and reporting.

Mr. Caldabaugh is one of the Company’s 3 financial experts and his experience as a chief financial officer provides experience directly relevant to his participation on the Company’s audit committee.

William A. Finn

Mr. Finn has served on 8 private company boards and is currently the chairman of 2 boards and formerly the vice chair of one. He has extensive experience with service on non-profit boards. He served as the chief executive officer of a paper machine clothing manufacturer with international production sites, including in China. His background as chief executive officer for 24 years of an international manufacturing enterprise and his board experience has given him deep familiarity with management, human resource, financial, sales, and general administrative issues. His experience and perspective as an operator of a manufacturing enterprise and with operational and safety excellence initiatives implemented domestically and internationally is of particular relevance to the Board.

Mr. Finn also brings a wealth of experience relative to audit committee and compensation committee matters having dealt with both throughout his career as chief executive officer of AstenJohnson and as a director on other company or non-profit boards. In these roles he has dealt with chief financial officers, controllers, treasury, information technology, audit and cash management issues as well as the interaction with and management of independent outside auditors. He has also served directly on 2 other compensation committees and a human resources committee. Presently, he is the chair of the audit committee for Seaman Corp. and the Trident United Way.

John D. Rogers

Mr. Rogers has extensive experience with a large investment fund management firm, ranging from chief investment officer to president and chief executive officer. Mr. Rogers has served for the past 7 years on the board of a New York Stock Exchange registered firm and as a director of multiple non-profit organizations. His chief executive officer level experience and extensive experience in the investment management industry, including as an equity and fixed income investor and analyst, has equipped him with a range of skills that relate directly to identifying and driving the elements that create value and maximize the effective utilization of capital. His perspective enhances the Board’s ability to relate to and represent the interests of the Company’s stockholders. Mr. Rogers is our third financial expert and contributes these skills as a member of the Company’s audit committee.

Frédéric P. Villoutreix

As current Chairman and Chief Executive Officer and former Chief Operating Officer, Mr. Villoutreix brings a unified vision and depth of understanding of the operational, financial, and strategic elements of the Company to the Board. He also serves as the primary liaison between management and the Board as well as filling the core leadership role for both groups. His experience, both within the Company and in the various management positions and international assignments he held with his previous manufacturing-based employer, enhanced his ability to perform these functions.

Anderson D. Warlick

As the chief executive officer of a company that utilizes domestic and foreign based manufacturing sites to produce and compete world-wide in primarily commodity product lines, Mr. Warlick brings experience to the Board in operational excellence, operating in less developed countries, and effective management and deployment of fixed assets situated in different positions along the cost curve of competitive facilities. These skills and experience are directly related to developing and guiding the implementation of solutions to the Company’s current and strategic challenges.

Mr. Warlick also currently serves on the boards of 3 private corporations, one of which he serves as lead director, and is a member of their compensation and nominating & governance committees. He previously served as a director of an additional private company, including as the lead director and member of the audit committee. The experience he acquired in these roles contributes to his service on the Company’s compensation and nominating & governance committees.

Nomination of Directors

Directors may be nominated by the Board of Directors or by stockholders in accordance with the By-Laws of the Company. The Nominating & Governance Committee, which is composed of 3 independent directors, identifies potential candidates and reviews all proposed nominees for the Board of Directors, including those proposed by stockholders. The candidate review process includes an assessment of the person’s judgment, experience, independence, understanding of the Company’s business or other related industries, commitment and availability to prepare for and attend Board and Board Standing Committee meetings and such other factors as the Nominating & Governance Committee determines are relevant in light of the needs of the Board of Directors and the Company. The Nominating & Governance Committee selects qualified candidates and presents them to the full Board of Directors, which body decides whether to invite the candidate to be a nominee for election to the Board of Directors. The Nominating & Governance Committee Charter authorizes the Nominating & Governance Committee to retain such outside experts as it deems necessary and appropriate to assist it in the execution of its duties. A further discussion of the process for shareholder nominations for director is found under the caption “How Stockholders May Nominate Directors” on page 20.

Board Diversity

The Company does not have a formal policy concerning the diversity of its directors. In practice, the Nominating & Governance Committee establishes a list of criteria it seeks to address when filling a board seat and then searches for candidates that best meet those criteria without limitations imposed on the basis of race, gender or national origin. Diversity of experience and perspective is considered in reviewing the composition of the Board.

Director Independence

All of the Directors, with the exception of Frédéric Villoutreix, who also serves as the Chief Executive Officer, are independent under applicable rules, New York Stock Exchange regulations and the Company’s Corporate Governance Guidelines.

Certain Transactions and Business Relationships

No director had any business relationship or engaged in any transactions resulting in any direct or indirect compensation from the Company or its affiliates except for services and expenses incurred in performing their duties as directors.

Board Exercise of Risk Oversight

The Board exercises oversight of enterprise risk at a number of levels and utilizes formal and informal mechanisms to do so.

The Audit Committee plays a material role in oversight of financial, disclosure, and liquidity risk issues, as well as being the main overseer of the internal control mechanisms used by management in both the financial and non-financial areas. Aspects of risk review occur at virtually every Audit Committee meeting, including ongoing review of financial results, control issues, compliance audit processes and results, debt covenant compliance, hedging activities, and liquidity measures. The Audit Committee has regular interaction with the Company’s independent auditors throughout the year, including independent sessions to address internal control and other matters.

The Nominating & Governance Committee assesses governance controls and compliance with related Securities and Exchange Commission and New York Stock Exchange listing requirements at least annually. It also undertakes an ongoing review of succession planning, both at the management and board levels, to assure an appropriate process exists to maintain the continuity of management and the necessary skill sets for the successful operation and oversight of the Company.

The Compensation Committee assesses compensation design and levels from the perspectives of market reasonableness and appropriateness to the objectives of retaining the quantity and level of management expertise and depth required for the successful execution of the Company’s business goals. The Compensation Committee also assesses the risk posed by the Company’s compensation program design and practices and the probability that they might result in adverse impacts on the Company.

The Board as a whole regularly reviews financial performance and risks to that performance, competitive market situations, risks to operations and operating capabilities, regulatory change, and strategic planning. These reviews are provided through regularly scheduled financial and operations reviews, as well as through the Committee Chair reports to the Board that also occur on a regular basis. More in-depth reviews are provided, at least annually, on selected topics such as litigation and regulatory compliance, customer satisfaction and performance assessments, and strategic planning. In 2010, the Board also instituted an in-depth discussion with management of each of the major risk factors, including those identified in the Company’s filings with the Securities and Exchange Commission, and an internal audit program that will provide the Board with an in-depth evaluation and audit review report on a selected compliance risk, with these programs occurring at least annually and as changes in the Company’s risk factors requires.

Board Succession Planning

The Board, though its Nominating & Governance Committee, regularly reviews the particular skill sets required by the Board based on the nature of the Company’s business, strategic plans and regulatory changes as well as the current performance of the incumbent directors. The Company also has an age limit on service as a director that is an added institutionalized mechanism for periodic change in directors to provide fresh insight.

How Stockholders May Nominate Directors

Any stockholder of record entitled to vote generally in the election of directors may submit a candidate for consideration by the Nominating & Governance Committee by notifying the Secretary and General Counsel in writing at the address noted on the face page of this Proxy Statement. The notice of intent to nominate a candidate for the Board of Directors must satisfy the requirements described below and must be delivered, either by personal delivery or by United States mail, postage prepaid, to the Secretary and General Counsel of the Company and received by the Company not less than 120 calendar days before the anniversary date of the Company’s Proxy Statement released to stockholders in connection with the previous year’s Annual Meeting. If the Annual Meeting is not scheduled to be held within a period that commences 30 days before such anniversary date and ends 30 days after such anniversary date (an Annual Meeting date outside such period being referred to herein as an “Other Meeting Date”), such stockholder notice shall be given in the manner provided herein by the later of the close of business on (i) the date 90 days prior to such Other Meeting date or (ii) the 10th day following the date such Other Meeting Date is first publicly announced or disclosed.

The stockholder’s notice of intent to nominate a candidate for the Board of Directors shall state the following:

▪	the name and address of record of the stockholder who intends to make the nomination
▪
a representation that the stockholder is a holder of record of shares of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice

▪	the name, age, business and residence addresses, and principal occupation or employment of each nominee
▪
a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder

▪
such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and

▪	the consent of each nominee to serve as a director of the Company if so elected

The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company.

In the event that the number of directors to be elected to the Board of Directors of the Company is increased and either all of the nominees for director or the size of the increased Board of Directors is not publicly announced or disclosed by the Company at least 100 days prior to the first anniversary of the preceding year’s Annual Meeting, a stockholder notice shall also be considered timely hereunder, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Company at the principal executive office of the Company not later than the close of business on the 10th day following the first date all of such nominees or the size of the increased Board of Directors shall have been publicly announced or disclosed.

EXECUTIVE COMPENSATION

COMPREHENSIVE COMPENSATION DISCUSSION & ANALYSIS

Compensation Philosophy

The Company’s compensation philosophy centers on 3 tenets:

▪	Pay for performance
▪	Alignment with stockholders
▪	Total compensation set at market value for like skills and responsibilities

Implementation of Philosophy

The Company implements its compensation philosophy through a number of methodologies including:

▪	Allocating a material portion of total compensation to incentive-based, at-risk, compensation opportunities
▪	Setting incentive plan objectives that directly or indirectly contribute to increased shareholder value
▪	Awarding a material portion of total compensation in the form of equity
▪	Utilizing an annual competitive compensation study to guide total and individual compensation components and values

The Company’s compensation program provided to its Named Executive Officers in 2010 adhered to the Committee’s compensation philosophy in all material respects.

Pay for Performance

In 2010 and 2009, management delivered the following results for stockholders:

	2009 (millions)	2010 (millions)	% Change
Net Sales	$719.6	$740.2	2.9%
Net Income	$35.6	$65.3	83.4%
Operating Profit from continuing operations	$89.2	$109.6	22.9%
Diluted Net Income Per Share	$2.2	$3.5	60.5%

▪
A base for future revenue growth associated with the introduction of lower ignition propensity cigarette mandates in the European Union was created with the establishment of a new LIP paper production facility in Poland, as well as the installation of capacity at a third-party site in Belgium and initiation of a capacity expansion to produce papers used on LIP cigarettes at the Company’s Papeteries de Mauduit facility in Quimperle, France.

▪	Implementation of a global operational excellence program that improved operational performance and the rate of cost savings throughout the organization
▪	Completion of major restructuring activities in France

Alignment with Stockholders

Performance metrics established for the 2010 award opportunities under the Annual Incentive Compensation plan (AIP) and the long-term incentive opportunity to earn performance-based restricted stock under the Restricted Stock Plan (RSP) were each tied to key drivers of shareholder value that included earnings per share, return on invested capital, operating profit, net sales and free cash flow.

Incentive-based compensation earned on the basis of performance against the above metrics represented the majority of the Named Executive Officers’ total compensation in 2010.

The form in which compensation was paid to the Named Executive Officers was substantially weighted toward equity in order to further align the interests of the Named Executive Officers with the interests of shareholders.

Market-Based Competitive Compensation Levels

Compensation paid to the executive team is based on competitive market data developed annually by an independent compensation consultant retained by the Committee that has no other ties to management or business with the Company that could impair its assessment. The market analysis is based on a peer group of like size companies based on revenue that was developed by Towers Watson for comparable management positions. This peer group includes companies examined by RiskMetrics in its 2010 review. The Compensation Committee has continued its philosophy of setting compensation at the market median, which experience has shown is the level at which the Company can recruit and retain the level of talent the Compensation Committee deems to be in the best interest of the Company and its stockholders. Non-executives are compensated based on a Hay rating system or comparable market-based evaluation system. The Compensation Committee does not evaluate the relationship of the market-based determinants for the executive and non-executive groups as part of its executive compensation evaluation.

Majority of Net Income is Retained for Shareholders

In 2010, 91%, or $80 million, of the $88 million of net income, excluding restructuring and impairment expense, earned by the Company was retained for shareholders and 9%, or $8 million, was paid to the 170 employees who participate in the Company’ s incentive compensation plans. Of this 9%, the Named Executive Officers were paid 58.25% in the form of incentive compensation. A detailed discussion of each of the foregoing topics is contained in the following sections of the Compensation Discussion and Analysis.

Market Value Determination

Since the Company’s inception, the Compensation Committee has retained an independent compensation consultant to conduct an annual executive competitive compensation analysis. Towers Watson was retained to develop the 2010 executive competitive compensation analysis. Towers Watson has no other business dealings with the Company and is considered by the Compensation Committee to be independent of management in handling this assignment. The Compensation Committee periodically places this consulting assignment out for competitive bid to evaluate the capabilities of other potential consultants.

The Competitive Compensation Analysis is intended to reflect the scope of an executive’s responsibility, experience in the position and labor market conditions. The 2010 Compensation Analysis entailed two bases for comparison, published survey data and proxy statement data.

▪
Published survey data was used for all SWM executives as the primary tool for market comparisons. This source provides for larger sample sizes and more direct position role matching. All published survey data was aged to a common date of July 1, 2011 using an annual aging factor of 3.0% per year

▪
Proxy statement data for a peer group of 15 companies was used for the analysis of the Chief Executive and Chief Financial Officer positions.  The companies were as follows:

RTI International Metals, Inc.
Neenah Paper, Inc.
Innospec Inc.
KapStone Paper and Packaging Corporation
Headwaters, Inc.
OMNOVA Solutions Inc.
Arncol International Corp.
Buckeye Technologies Inc.
OM Group Inc.
Wausau Paper Corp.
Louisiana - Pacific Corp.
PH Glatfelter Co.
HB Fuller Co.
Clearwater Paper Corporation
Verso Paper Corp.

Based on industry benchmarks and practice, Towers Watson considers executive incumbents to be competitively paid and within the “market median” if the following compensation components are within the noted range of market median: base salary +/- 15%, annual bonus +/- 5%, long-term incentives +/- 10%, total target cash +/- 15% and total target direct compensation +/- 15%. The Competitive Compensation Analysis evaluated the following components: base salary, bonus (annual incentive expressed as a percentage of base salary), target total cash compensation, long-term incentive compensation and target total direct compensation which is the sum of all of the foregoing.

The Competitive Compensation Analysis provides the Compensation Committee with the 25th, 50th and 75th percentile values for each compensation component and guidance as to the amount of such compensation that is delivered in the form of cash or equity. The data developed from this process is used when a new executive is hired between studies to determine the initial compensation package. Supplementary information from recruiting and tax consultants is used to test the reasonableness of any recruitment incentives that may be offered to attract new talent.

Each Named Executive Officer’s total target cash compensation relative to the market median is summarized in the following table:

Name	FY 2010 Total Target Cash Compensation	Position Against FY 2010 Market 50th Percentile
Frédéric P. Villoutreix	$1,268,800	1.0% above
Otto R. Herbst	$ 674,300	1.0% above
Peter J. Thompson	$ 514,800	0% - at market median
Michel Fievez	€ 424,900 (US$557,044)	42.0% above
Wilfred A. Martinez	$ 418,200	16.0% below

Each Named Executive Officer’s total target direct compensation relative to the market median is summarized in the following table:

Name	Fiscal 2010 Total Target Direct Compensation	Position Against FY 2010 Market 50th Percentile
Frédéric P. Villoutreix	$2,501,300	4.0% below
Otto R. Herbst	$1,174,500	3.0% above
Peter J. Thompson	$ 834,300	7.0% below
Michel Fievez	€ 607,000 (US$795,777)	60.0% above
Wilfred A. Martinez	$ 597,400	31.0% below

Michel Fievez, EVP Reconstituted Tobacco, is based in France. His compensation is paid in Euros and was converted at the rate of 1.311 Euro to the US$. This position exceeds the +/- 15% variance because the benchmark data was based on a position that had responsibility for only a single profit center, whereas the incumbent not only has responsibility for the reconstituted tobacco business but also continues in the role as acting country manager of France, which has multiple profit centers that were undergoing major restructuring in 2010. Therefore, the position had more responsibility and retention risk than the benchmarked positions and the Committee, in consultation with Towers Watson, determined that the adjustment from the market median was appropriate to reflect these differences from the benchmarked positions.

Wilfred Martinez, VP LIP, recently changed positions and moved to a multi-profit center head position in a business line that was expected to have very rapid growth over the next 2 years. The benchmarks used to evaluate the position were set at the revenue level projected to be achieved by the profit centers managed by Mr. Martinez in 2012 based on pending implementation of LIP regulations in the European Union. However, the size of the enterprise he manages was not currently at those revenue levels and setting 2010 compensation to the benchmark would not have permitted any stepped increases corresponding to the expected growth in the LIP business segment over the next 2 years. Therefore, the Committee, in consultation with Towers Watson adjusted the 2010 compensation for Mr. Martinez down from the benchmark to reflect the expected LIP revenue growth curve.

Executive Compensation Plans, Form of Payment and Approval Process

The elements of and the processes for setting executive compensation have not changed in any material way over the past years and consist of the following components:

Compensation Element	Method for Establishing its Value	Form of Payment	Who Establishes Objectives and Participation
Base Salary	Competitive Compensation Analysis is primary; subjective evaluation of performance applied to adjust +/− 15% from 50th percentile of the market reference point.	Cash
Chief Executive Officer recommends, Compensation Committee approves for all officers other than Chief Executive Officer who is approved by full Board of Directors; full Board evaluates Chief Executive Officer annually, Chief Executive Officer evaluates other officers annually.

Annual Incentive Plan	Competitive Compensation Analysis; performance-based measured over a fiscal year.	Cash
Chief Executive Officer recommends and Compensation Committee approves: (i) operating unit objectives at beginning of cycle and (ii) performance against corporate and operating unit objectives at year end. Chief Executive Officer approves officer individual objectives (not more than 30% of total opportunity) and performance against same. Board approves corporate unit objectives and Chief Executive Officer individual objectives (15% of total opportunity) and performance against same.

Long-Term Incentive Plan	Competitive Compensation Analysis; performance-based and measured over 2-3 fiscal years. This plan remains in effect, but has not been utilized the past few years.	Cash	Chief Executive Officer recommends and Compensation Committee approves (i) unit objectives at beginning of cycle and (ii) performance against unit objectives at end of each year in award cycle.

Restricted Stock Plan	Competitive Compensation Analysis for performance share award opportunities;	Restricted stock performance shares are banked in each year of an award cycle with vesting at final completion of award cycle. Dividends and voting rights attach when banked.	Chief Executive Officer recommends performance share objectives and targeted grants; Compensation Committee approves (i) performance share objectives and (ii) performance against objectives.

	Chief Executive Officer recommendation on targeted grants for retention, special recognition and recruitment.	Targeted grants are typically time-based with cliff vesting.	Chief Executive Officer recommends and Compensation Committee approves any targeted grants

Executive Severance Plan
Board of Directors judgment.(1) Provides a value equal to 3 times highest base salary and incentive compensation earned under the Annual Incentive Compensation Plan and certain other benefits over prior 3 years in case of a change of control and between 6-24 months salary in the event of a termination for other than cause or voluntary departure.
Cash
Participation in the Executive Severance Plan and the terms of the plan were approved by the full Board of Directors. The multiples of annual compensation awarded by the plan were initially established based on a market assessment. The Board has reevaluated the plan terms at least twice since it was first approved in 1996.

Deferred Compensation Plan
In addition to a participant’s voluntary deferral of salary or bonus that has been earned, Company contributions may be made to participant accounts, typically to offset tax liabilities associated with targeted restricted stock grants.
		Cash deposit to participant’s account.	The Chief Executive Officer recommends and the Compensation Committee must approve any Company contributions to the Deferred Compensation Plan.

Perquisites
U.S.-based officers get a maximum of $1,500 for a medical exam and financial planning/tax preparation services; foreign officers and officers in expatriate status may get other perquisites based on market conditions where they are assigned. Such benefits are determined in consultation with independent consultants.
		Typically a cash reimbursement of certain expenses and company car if normally provided in the country.	The Chief Executive Officer recommends and the Compensation Committee must approve any perquisites provided to officers.

Retirement Plan(2) and Retirement Savings Plan (401-K)	Provided on the same basis as to all other employees.	Per plan terms.	Compensation Committee or the Board of Directors approves the plans.

Health, Welfare and Vacation Benefits	Provided on the same basis as to all other employees.	Per plan terms.	Company policy.
_________
(1)
Based on the Board’s judgment, severance benefits reflect the fact that it may be difficult for very senior employees to find comparable employment within a short period of time and the value placed on being able to quickly disentangle the Company from an executive employee in the event of a termination by payment of a lump sum. Change of control benefits are contingent upon providing continued services, as requested, through a change of control thereby increasing the ability of the Company to accomplish that task with an intact management team, while recognizing a degree of security must be provided to retain officers who may well be out of a position following their implementation of such a change in control. Further information concerning the severance benefits are found at pages 42-49.

(2)
Retirement Plan benefits for all U.S. salaried employees, including officers, were frozen effective January 1, 2006. Presently, only the EVP Strategy and Finance has grandfathered cash balance based benefit payable under the Retirement Plan. Further details concerning the pension plan benefit are provided in the narrative following the Pension Benefits Table found at page 40 hereof.

Base Salary–2010

The 2010 base salary for each Named Executive Officer relative to the 2010 market median base salary is set forth below:

Named Executive Officer Position	2010 Base Salary	Competitive Compensation Study Market Median Base Salary
Chief Executive Officer	$725,000	$725,000
Chief Operating Officer & EVP Paper Business	$435,000	$402,000
EVP Strategy and Finance	$355,000	$330,000
EVP Reconstituted Tobacco(1)	€303,500	€220,000
VP LIP	$298,700	$315,000
______
(1)	See the discussion on basis for variance from market median under section captioned “Market Value Determination”.

Annual Incentive Compensation–2010 Objectives; Results Against 2010 Objectives

The Annual Incentive Plan provides a cash-based award opportunity that may be earned if performance objectives are achieved over a fiscal year period. Objectives are established for unit and individual performance with the individual award component not exceeding 30% of the total award opportunity. Incentive cash opportunities can range from 75% to 150% of a participant’s base salary depending on the position held by the participant. Unit objectives, excepting the corporate unit and the Chief Executive Officer’s individual objectives, are approved by the Compensation Committee. The full Board of Directors approves the corporate unit objective and the Chief Executive Officer’s individual objectives. The Chief Executive Officer approves each of the other officer’s individual objectives.

A.	2010 Performance Measures; Weightings; Goals; and Achievement

The objectives for the 2010 incentive award opportunity under the Annual Incentive Plan applicable to the Named Executive Officers are set out below. These objectives were selected because they were deemed to be the primary drivers for delivering increased stockholder value. The Threshold level objective generally reflects the prior year actual, Target the current year budget, which generally sets an aggressive goal for growing the business, with Outstanding and Maximum performance levels set at increasingly more aggressive levels ranging from +5 to +18% of target depending on the particular metric. All 2010 corporate and unit objectives excluded the impact of impairment and restructuring charges.

	2010 Objectives
MEASUREMENT METRIC	Threshold	Target (100%)	Outstanding	Maximum
Corporate Unit Metric

75% Earnings per share	$3.91	$4.75	$5.00	$5.25
25% ROIC	13.0%	15.0%	16.0%	16.75%

Operating & COO Unit Metrics	Conf.	Conf.	Conf.	Conf.

30% Operating Profit
30% Net Sales
40% Free Cash Flow

The performance achieved in 2010 against the Business Unit measurement metrics stated as a percentage of the target objective is summarized in the following table:

Business Unit Metric	Net Sales	Operating Profit	Free Cash Flow

Brazil	150%	100%	0%
Global LIP	200%	125%	200%
U.S.	200%	200%	200%
Americas	200%	200%
Americas less Wrapper & Binder	200%	200%	200%
France Paper	75%	0%	200%
LTR	50%	100%	75%
Wrapper & Binder	200%	200%	75%
Total France	50%	50%	200%
Indonesia	0%	0%	0%
Philippines Paper	100%	50%	0%
Philippines RTL	0%	0% (EVM schedule )	100% (EVM cost)(1)
China	200%	200%	200%
Asia excluding RTLP	75%	100%	0%
South-East Asia Paper	100%	0%	0%
Chief Operating Officer (aggregate of other business units)	100%	100%	100%
_________
(1)	EVM means earned value management and was used to provide a metric for the construction of a new manufacturing facility tracking the progress against schedule and cost.

The weighting as between the Corporate and Business Unit measurement metrics assigned to each of the Named Executive Officers is summarized below:

Name	Corp.	Unit	Ind.	Unit Component (1)
				1	2	3	4
Frédéric P. Villoutreix	85%	n/a	15%
Otto R. Herbst	45%	45%	10%	COO 100%
Peter J. Thompson	70%	n/a	30%
Michel Fievez	40%	40%	20%	Total France 15%	LTRI 50%	W&B 15%	RTLP 20%
Wilfred A. Martinez	40%	40%	20%	Americas exclude W&B 100%
_______
(1)	LTRI is LTR Industries S.A.S., W&B is Wrapper and Binder and RTLP is Schweitzer-Mauduit RTL Philippines, Inc.

The total earned payout for each of the Named Executive Officers is reflected in the column labeled “Actual Performance Share Award” table found on page 38.

B.	2011 Award Opportunity Metrics

The Compensation Committee established a 2011 award opportunity utilizing revised performance metrics noted below:

Objective Areas & Applicable Metrics as a % of Total Award Opportunity	2011 Performance Objective at Target Performance Level

Corporate Unit Earnings per share: 75% Return on invested capital: 25%	$5.00/share 18%
Global Paper Unit:
Base Paper
LIP Paper

Operating profit:	30%	Conf .
Net sales:	30%
Free cash flow:	40%

Reconstituted Tobacco Unit

Operating profit:	30%	Conf .
Net sales:	30%
Free cash flow:	40%

Individual (not to exceed 30% of total award opportunity)	80% to individual objectives and 20% to leadership development objectives
______
(1)The quantification of the objectives at the Threshold, Target, Outstanding and Maximum levels is considered to be confidential.

Certain of the objectives set for the performance metrics are considered to be confidential, the disclosure of which could be harmful to the Company and its stockholders. This is particularly true of quantitative business unit objectives that would allow our customers and competitors to gain insight into our margins and other financial metrics on specific product groups that could be used to the Company’s detriment in competitive bid situations and contract negotiations with our large customers. These objectives are identified as “Confidential” or “Conf.” The Compensation Committee considers the performance levels necessary to earn the annual incentive award to be challenging at the Target objective level and increasingly more difficult at the Outstanding and Maximum award levels. Target level objectives are generally based on the annual budget which includes stretch growth goals for the business and corporate units. The Threshold level objective is generally set at the last year’s actual performance, in some cases adjusted from the prior year actual to account for fundamental changes in the business or operating assets, and is therefore directed to at least maintaining the prior year’s performance. The award payout that may be achieved at each of the performance levels is set commensurate with its difficulty.

Restricted Stock Plan–Performance Shares: Year 2010 of the 2009-2010 Award Opportunity

Performance Objectives

The Company completed the final year of the two-year Performance Share Award Opportunity under the Restricted Stock Plan that commenced January 1, 2009 and ended on December 31, 2010. The performance objectives, performance metrics and assignment of same to the Named Executive Officers are summarized in the following tables:

Named Executive Officer (1) Metric (% total award assigned to metric)	2010 Objectives				Achievement & Rating
	Threshold	Target (100%)	Outstanding	Maximum
Corporate Metric Improvement in ROIC	7.50%	7.50%	8.20%	11.00%	17.09%/200%
Chief Executive Officer (70%) Chief Financial Officer (70%) Chief Operating Officer (70%) VP LIP (20%) EVP – Recon. Tobacco (20%)
Strategic Goals and Business Unit Metrics
Chief Executive Officer (30%) Chief Financial Officer (30%) Chief Operating Officer (30%) EVP – Recon. Tobacco (25%) Strategic Business Developments ▪ Finalize LIP global structure ▪ Finalize structure global recon franchise (U.S., Asia, France) ▪ Develop strategic alternatives to maintain ROIC > WACC	Various qualitative implementation measurements Conf.				100%
VP LIP ▪ ROIC Brazil (25%) ▪ Net SalesW&B & mill (15%) ▪ Improve Spotswood mil (25%) ▪ PM 21 Ancram performance (15%)	Conf. Conf. Conf.	Conf. Conf. Conf.	Conf. Conf. Conf.	Conf. Conf. Conf.	-- /0% Conf./ 200% Conf. / 100%
EVP – Recon. Tobacco ▪ PdM ROIC (10%) ▪ W&B ROIC (10%) ▪ LTR ROIC (20%) ▪ Improved EBITDA St. Girons (10%) ▪ Improved Ops PM 21 –ROIC (5%) ▪ Finalize Global Recon structure (25%)	Conf. Conf. Conf. Conf. Conf.	Conf. Conf. Conf. Conf. Conf.	Conf. Conf. Conf. Conf. Conf.	Conf. Conf. Conf. Conf. Conf.	Conf/30% Conf./200% Conf./117% Conf./ 0% Conf./100% Qualitative implementation measure/100%
________
(1)	Individual objectives make up the balance of the award opportunity and cannot exceed 30% of the total.

Corporate Income Tax Treatment

The incentive compensation earned under the Annual Incentive Plan and the Performance Shares earned under the Restricted Stock Plan qualify as performance-based compensation under Code Section 162(m). To date, the Company has not lost any income tax deductions associated with executive compensation. The Compensation Committee and the Board of Directors evaluate the objective of maximizing the Company’s income tax deductions but does not have a firm policy prohibiting payment of compensation that would not qualify for favorable tax treatment under Code Section 162(m).

Compensation Approval Process

Each year, the Chief Executive Officer meets with the Chairman of the Compensation Committee and the Compensation Committee’s independent consultant to develop and review an executive compensation package for the upcoming year. The annual Competitive Compensation Analysis is also reviewed at that time and any questions concerning its conclusions or the process are vetted. At the Compensation Committee Chairman’s discretion, he may meet separately with the independent compensation consultant. Based on this pre-meeting and any follow-up work identified at that time, an executive compensation proposal is prepared and provided to the full Compensation Committee for their review. The Compensation Committee meets in February to discuss the executive compensation program. At this meeting, the Compensation Committee will take action on the various components of the executive compensation plan and conclude on its recommendations to the full Board of Directors concerning the establishment of the Corporate Unit Objectives under the Annual Incentive Plan for the upcoming award cycle. The Compensation Committee will also provide recommendations for the Chief Executive Officer’s base salary and individual performance objectives for the upcoming year and evaluate his performance against the current year objectives.

Commencing in 2010, the Compensation Committee undertook an evaluation of the design of the executive compensation program relative to risk and whether it creates a reasonable probability of an adverse impact on the Company. The Compensation Committee concluded that the program design, metrics and objectives, taken as a whole and considered within the other financial control and approval processes in place at the Company, do not present a risk of a reasonable probability of an adverse impact on the Company.

At the February Board of Directors meeting, the Compensation Committee provides a full report on its actions on executive compensation for the upcoming year as well as its estimate of payouts, if any, under the incentive compensation award opportunities for the just completed year. The Compensation Committee also reports on any targeted equity grants made during the year outside of the equity opportunity provided by the incentive compensation plan awards. The Board of Directors will take action on the Corporate Unit Objective under the Annual Incentive Plan for the upcoming year and will address the current and upcoming year compensation for the Chief Executive Officer in the non-management directors meeting. When audited financial results are available, or known, the Compensation Committee completes its evaluation of the performance attained against objectives and approves the final award payments.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Comprehensive Compensation Discussion & Analysis with management.

Based on the review and discussions, the Compensation Committee recommended to the Board of Directors that the Comprehensive Compensation Discussion & Analysis be included in the Company’s Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
Claire L. Arnold (Chair)
William A. Finn
Anderson D. Warlick

SUMMARY COMPENSATION

The executive compensation information reported in the Summary Compensation Table set forth below is for services rendered to the Company and its subsidiaries commencing on January 1, 2010 and ending on December 31, 2010, the last day of the Company’s 2010 fiscal year. All compensation earned in the 2010 fiscal year is reported in that year without regard to when actually paid by the Company or deferred by the recipient and therefore not technically received by the recipient in the 2010 fiscal year. For an explanation of salary and bonus to total compensation see the graph captioned “2010 Named Executive Officer Equity Opportunity as % of Total Compensation” in the CD&A at page 22.

Name and Principal Position(a)	Year(b)	Salary ($)(c)	Bonus ($)(d)	Stock Awards ($)(e)(1)	Non-Equity Incentive Plan Compensation ($)(g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(h)	All Other Compensation ($)(i)	Total ($)(j)

Frédéric P. Villoutreix	2010	725,000	29,042	0	574,064	0	193,566	1,521,672
Chief Executive	2009	685,000	35,863	2,329,000	988,969	0	38,187	5,343,450
Officer (2)	2008	488,501	36,860	0	69,565	0	284,433	879,359

Peter J. Thompson	2010	355,000	7,519	0	169,974	5,980	63,288	601,761
Executive Vice	2009	335,000	0	603,0000	278,887	5,336	35,885	1,585,985
President Strategy and	2008	325,000	2,126	0	84,240	5,769	44,206	461,341
Finance (3)

Michel Fievez	2010	416,357	109,914	0	167,234	0	25,983	719,487
EVP, Recon Tobacco	2009	440,390	53,053	526,314	311,226	0	138,195	1,592,720
Business (4)	2008	382,085	815	0	76,230	0	16,702	475,832

Otto R. Herbst	2010	435,000	12,046	0	267,828	0	90,499	805,373
COO & Executive	2009	426,030	0	966,000	437,745	0	45,114	2,400,153
Vice President Paper	2008	354,430	2,105	0	130,128	0	100,551	587,214
Business (5)

Wilfred A. Martinez (6)	2010	298,700	4,387	0	170,976	0	47,878	521,941
Vice President of LIP	2009	290,000	0	348,000	206,480	0	113,696	1,153,274
____________________
(1)
Values for the Restricted Stock Plan Performance Share award for the 2009-2010 award cycle are estimates of the award value deemed most probable to be earned in the 2009-2010 award cycle calculated in accordance with FASB ASC Topic 718 based on a February 12, 2009 grant date and a grant date share price of $18.57. The probable outcome as of the grant date was considered to be performance at the target award level. Other assumptions underlying the valuation were a share price multiplier of 1.0, no increase in 2010 base salary and performance against objectives in line with the 2009 and 2010 budget projections. No adjustments for changes in exchange rates or in the long-term incentive compensation multiples over the two-year award period were considered. Utilizing these same assumptions, the maximum award values that might be earned by each of the Named Executive Officers for the full two-year cycle are: Frédéric Villoutreix ($4,658,000), Peter Thompson ($1,206,000), Michel Fievez ($1,052,628) converted from Euro to U.S. $ at the December 31, 2009 exchange rate of 1.517, Otto Herbst ($1,932,000) and Wilfred Martinez ($696,000). Depending on 2010 performance against objectives the Named Executive Officers could earn no additional value or up to one-half of the maximum potential earnings noted above, excluding the effect of a share price multiplier. The Named Executive Officer forfeits all shares, including those that have been banked for 2009, if he is not actively employed by the Company at the completion of the full-award cycle at the end of FY 2010, except in very limited circumstances which include death or permanent disability. The share price multiplier is calculated by taking the base shares times current share price/average base share price to determine the number of shares earned in a performance year subject to the limitation that the result of the ratio of the current share price/the average base share price shall not be less than 50% nor more than 200% of the current share price and, if it is, the share prices shall be set at the 50% floor or the 200% ceiling, as applicable.

(2)
Mr. Villoutreix was the Chief Operating Officer from February 2006-December 2008. On January 1, 2009 he became the Chief Executive Officer. Column (i): Includes $14,700 in 401(k) savings plan matching contributions, $88,136 in Company contributions to the Deferred Compensation Plan that exceeded IRS limitations on qualified plan contributions, $87,127 in dividends on restricted stock, $1,000 reimbursement of tax preparation fees, $305 for underpayment penalties on a New York workday in 2006, $1,000 in United Way matching contributions, $800 for a physical, and $497 for $200,000 worth of company-provided life insurance.

(3)
Mr. Thompson was Chief Financial Officer and Treasurer from August 1, 2006–August 10, 2008. From August 11, 2008 until January 21, 2009 he was Vice President–Strategic Planning and Implementation. On January 22, 2009 he became Treasurer, Chief Financial and Strategic Planning Officer and in April 2010 he became Executive Vice President Strategy and Finance. Column (h): An increase representing market-based interest on his cash balance retirement fund account balance in the Schweitzer-Mauduit International, Inc. Retirement Plan. Column (i): Includes $14,700 in 401(k) savings plan matching contributions, $23,333 in Company contributions to the Deferred Compensation Plan that exceeded IRS limitations on qualified plan contributions, $22,558 in dividends on restricted stock, $1,000 reimbursement of tax preparation fees, $1,200 in United Way matching contributions, and $497 for $200,000 worth of company provided life insurance.

(4)
Mr. Fievez was President – European Operations until April 2010 when he became EVP Reconstituted Tobacco Business. His compensation is paid in Euros and it has been converted at the December 31, 2010 exchange rate of 1.311 Euros to the U.S. dollar for 2010 compensation, the December 31, 2009 exchange rate of 1.517 Euros to the U.S. dollar for 2009 compensation, and the December 31, 2008 exchange rate of 1.3912 to the U.S. dollar for 2008 compensation, with the exception of the 2009 AIP payment which has been converted at the March 4, 2009 exchange rate of 1.264 to the U.S. dollar. Column (c): Year 2010 includes $18,370 in unused vacation. Year 2009 includes $9,343 in unused vacation. Column (i): Includes $5,321 in dividends on restricted stock, $100 for an annual physical, $7,870 for life insurance, $7,988 in unemployment insurance, and $4,704 in car allowance.

(5)
Mr. Herbst was President-Americas from August 1, 2006 until January 1, 2009 when he became Chief Operating Officer. In April 2010 he also became Executive Vice President Paper Operations. Column (c): Year 2009 and Year 2008 include $6,030 in unused vacation. Column (i): Includes $9,900 in 401(k) saving plan matching contributions, $42,465 in Company contributions to the Deferred Compensation Plan in 401(k) saving plan contributions that exceeded IRS limitations on qualified plan contributions, $37,637 in dividends on restricted stock, and $497 for $200,000 worth of company-provided life insurance.

(6)
Mr. Martinez first became a Named Executive Officer in 2009 when he became President – the Americas. In September 2010 he became Vice President LIP. Column (i): Includes $9,900 in 401(k) saving plan matching contributions, $20,411 in Company contributions to the Deferred Compensation Plan in 401(k) saving plan contributions that exceeded IRS limitations on qualified plan contributions, $13,161 in dividends on restricted stock, $990 in relocation expenses, $2,220 in United Way matching contributions, $700 for a physical, and $497 for $200,000 worth of company-provided life insurance.

Mr. Villoutreix was based in France until July 1, 2008 when he returned to the United States. He was compensated as an expatriate from February 2006 through June 2008. He received certain income and Medicare tax gross-ups, educational allowances and foreign service payments as a result of this foreign assignment. In order to induce Mr. Villoutreix to join the Company, his employment offer included a signing bonus, a guaranteed Annual Incentive Plan payout in 2006, a grant of 10,000 shares of restricted stock and a completion bonus of $25,000 per year for a 4 year period.

The expatriate package for Mr. Villoutreix was developed in consultation with KPMG and Towers Perrin, internationally recognized tax and compensation consultants, respectively. The compensation package was reviewed with and approved by the Company’s Compensation Committee.

Mr. Fievez joined the Company on May 30, 2007 as its President–European Operations. His base salary was set above the 50th percentile indicated by the Competitive Compensation Analysis to attract him to the Company and in recognition of the fact that the Competitive Compensation Analysis was based on a position with responsibility for only one profit center whereas Mr. Fievez’s responsibilities included multiple profit centers. He was guaranteed an Annual Incentive Plan bonus at Target in 2007 to offset a loss of bonus with his former employer and a signing bonus to attract him and to compensate for the loss of a supplemental pension benefit. A restricted stock grant was made to compensate him for the loss of stock options upon leaving his former employer.

Further Information on Performance Share Awards for the 2009-2010 Award Cycle

In accordance with Securities and Exchange Commission rules, the values for the Restricted Stock Plan Performance Share award for the 2009-2010 award cycle reported in the Summary Compensation Table, under the caption, “Stock Awards”, column (e), are estimates of the award value deemed most probable to be earned in the 2009-2010 award cycle calculated in accordance with FASB ASC Topic 718 based on a February 12, 2009 grant date and a grant date share price of $18.57. The probable outcome as of the grant date was considered to be performance at the Target award level. The actual awards earned, which will not be reported until the 2012 Proxy Statement, are set forth in the table below.

ACTUAL PERFORMANCE SHARE AWARD EARNED
2009-2010 AWARD CYCLE

Name	2009 Banked Amount (#)	2010 Earned Amount (#)	Total Award Earned (#)	Grant Date Fair Market Value ($)(1)	Fair Market Value at Fiscal Year End ($)(2)
Frédéric P. Villoutreix	193,615	92,673	286,288	5,316,368	18,013,241
Peter J. Thompson	50,128	24,023	74,151	1,376,984	4,665,581
Michel Fievez	34,995	16,043	51,038	947,776	3,211,311
Otto R. Herbst	80,305	37,614	117,919	2,189,756	7,419,463
Wilfred A. Martinez	29,246	8,524	37,770	701,389	2,376,488
________
(1)	The grant date fair market value is calculated in accordance with FASB ASC Topic 718 based on a February 12, 2009 grant date and a grant date share price of $18.57.
(2)	The fair market value at fiscal year end based on a December 31, 2010 share price of $62.92.

GRANTS OF PLAN BASED AWARDS

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards
		Threshold ($)	Target ($)	Maximum ($)
Frédéric P. Villoutreix	2/9/2010	271,875	543,750	1,046,719
Peter J. Thompson	2/9/2010	79,875	159,750	295,538
Michel Fievez	2/9/2010	79,597	159,195	302,470
Otto R. Herbst	2/9/2010	119,625	239,250	466,538
Wilfred A. Martinez	2/9/2010	59,740	119,480	227,012

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2010

	Option Awards			Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options Exercisable (#)(b)	Option Exercise Price ($)(e)	Option Expiration Date (f)(1)	Number of Shares or Units of Stock That Have Not Vested (#)(g)		Market Value of Shares or Units of Stock That Have Not Vested ($)(h)(4)	Equity Incentive Plan Awards Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)(i)(5)	Equity Incentive Plan Awards: Market or Payout Value of unearned shares, Units or Other Rights That Have Not Vested ($)(j)(4)
Frédéric P. Villoutreix	0			193,615	(2)	12,182,256	132,741	8,352,062
Peter J. Thompson				50,128	(2)	3,154,054	34,410	2,165,099
1/2/2003	1,077	24.525	1/1/2013
Michel Fievez	0			45,429	(3)	2,858,393	25,718	1,618,180
Otto R. Herbst				80,305	(2)	5,052,791	53,877	3,389,955
1/2/2003	3,750	24.525	1/1/2013
1/2/2004	5,200	30.165	1/1/2014
1/3/2005	5,250	33.550	1/2/2015
Wilfred A. Martinez	0			29,246	(2)	1,840,158	19,302	1,214,488
______
(1)	The option grants listed became fully vested on 1/2/2006, 1/2/2007 and 1/3/2008.
(2)	Shares awarded pursuant to the Restricted Stock Plan that were earned with respect to 2009 performance objectives and that vested in February 2011.
(3)
Includes 5,000 shares of restricted stock which vest on May 31, 2011, 5,434 shares of restricted stock which vest on March 7, 2012 and 34,995 shares awarded pursuant to the Restricted Stock Plan that were earned with respect to 2009 performance objectives and that vest in March 2013.

(4)	Value calculated using the December 31, 2010 share price of $62.92

(5)
The Restricted Stock Plan award earned for 2009 was between Outstanding and Maximum, therefore, per SEC rules, the shares reported here are at the Maximum level, the highest possible level of compensation, but the actual number of shares earned based on performance for year 2010 of the 2009 -2010 performance share award opportunity under the Restricted Stock Plan are reported in the table captioned “Actual Performance Share Award Earned” at page 38.

2010 OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Vested
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Frédéric P. Villoutreix	0	0	15,000	1,055,250	(1)
Peter J. Thompson	18,162	532,008	2,500	175,875	(2)
Michel Fievez	0	0	0	0
Otto R. Herbst	7,700	388,886	10,000	616,400	(3)
Wilfred A. Martinez	0	0	0	0
_______
(1)	10,000 shares vested on January 1, 2010 and 5,000 shares vested on January 3, 2010. The value was computed using the December 31, 2009 closing price $70.35.
(2)	All shares vested on January 3, 2010. The value was computed using the December 31, 2009 closing price of $70.35.
(3)
5,000 shares vested on January 1, 2010 and 5,000 shares vested on August 1, 2010. The value was computed using the December 31, 2009 closing price of $70.35 and the July 31, 2010 closing price of $52.93, respectively.

2010 PENSION BENEFITS

Name	Plan	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)
Peter J. Thompson	Schweitzer-Mauduit International, Inc. Retirement Plan	14	144,708
Michel Fievez	French Retirement Indemnity	(1)	148,340
	French Social Security Pension		67,405
_________
(1)
Indemnity retirement assumes if Mr. Fievez retires at age 65 he would have 14 years of seniority. The seniority entitles him to a retirement indemnity of 2 months salary per year of service, the indemnity is based on a salary (base salary + AIP) estimated in 2022 with the assumption of an increase of 4% per year.

Mr. Thompson participates in the Company’s Retirement Plan, a qualified defined benefit plan. The Retirement Plan had 2 benefit formulas, a final average pay benefit formula which does not apply to any Named Executive Officers and a cash balance benefit formula applicable to Mr. Thompson. The accrual of additional benefits under the Retirement Plan for both benefit formulas was frozen for all salaried employees, including the Named Executive Officers, effective as of January 1, 2006. Consequently, salaried participants in the final average pay benefit formula accrue no further benefits under the Retirement Plan and salaried participants in the cash balance benefit formula continue to accrue only annual interest on their account balances after December 31, 2005, which amount is included in the Present Value of the Accumulated Benefit. The reported benefit is based on the final cash balance account for Mr. Thompson as of December 31, 2005.

Cash Balance Benefit Formula

Mr. Thompson’s cash balance account is credited with an annual interest credit based on the average yield on the 30-year Treasury bill for the November immediately preceding the current Retirement Plan year. The interest credit will continue to be accrued on the account balance after December 31, 2005. Participants have the option to receive their vested account balance as either a lump-sum payment, an immediate single life annuity or a 50% joint and survivor annuity if married when they terminate employment with the Company or become disabled.

Mr. Thompson is immediately entitled to his cash account balance upon termination for any reason.

Present Values in the Pension Benefits Table are based on the following assumptions:

Retirement Age	Immediate for cash balance benefit
Payment Form	Lump sum for cash balance benefit

Mr. Fievez’s retirement benefit is accrued and paid in accordance with the French statutory programs. The French Retirement Indemnity and the Social Security pension provide benefits based on years of service and compensation.

NON-QUALIFIED DEFERRED COMPENSATION PLANS

Name	Executive contributions in last FY ($) (1)	Registrant contributions in last FY ($) (1)(2)	Aggregate earnings in last FY ($)	Aggregate balance at last FYE ($)
Frédéric P. Villoutreix	146,897	88,136	33,771	399,344
Peter J. Thompson	68,889	23,333	45,844	589,716
Michel Fievez	0	0	0	0
Otto R. Herbst	70,775	42,465	30,362	322,845
Wilfred A. Martinez	51,620	20,411	6,203	113,252
________
(1)	All contributions in 2010 relating to 2010 compensation were reported as compensation in the 2010 Summary Compensation Table. Contributions expensed in a prior year are not included.
(2)	Company contributions to the Deferred Compensation Plan were 401(k) savings plan contributions that exceeded IRS limitations on qualified plan contributions.

The Deferred Compensation Plan permits eligible employees who elect to participate to defer receipt and taxation of a portion of their annual salary and incentive bonuses. The amount of annual salary and incentive bonus awards that may be deferred is limited to 25% and 50%, respectively. Eligibility to participate in the Deferred Compensation Plan is limited to “management” and “highly compensated employees” as defined in the Employee Retirement Income Security Act of 1974, as amended. The Company may, with Compensation Committee approval, make cash contributions to a participant’s account in the Deferred Compensation Plan. In connection with the changes to the regulations governing deferred compensation plans imposed by the American Jobs Creation Act of 2004, contributions and deferrals into the Deferred Compensation Plan have been frozen to stop the accrual of additional unvested benefits in that plan as of December 31, 2004. Participants will not accrue any additional benefits other than market-based investment earnings or losses on their individual accounts in that plan. Post December 31, 2004 deferrals and corporate contributions go into the Deferred Compensation Plan No. 2. This plan is also a non-qualified, deferred compensation plan. This plan is intended to operate in a manner substantially similar to the Deferred Compensation Plan, subject to the requirements and changes mandated under Code Section 409A.

Amounts deferred into the Deferred Compensation Plan by a participating officer, or contributed on the officer’s behalf by the Company, can be invested at the officer’s election in an account that tracks, but does not actually invest in, some of the fund elections available under the Company’s 401(k) savings plan. The participating officer bears the investment risk. The Company makes no guaranty as to the return of the principal amount of any funds deferred or of any income thereon. The funds remain subject to the Company’s creditors while in the Deferred Compensation Plan.

A participant may elect to receive payment of the vested amount credited to his Deferral Account based on a participant election of a single lump sum or 3, 5, or 10 annual installments. No payments may commence in less than 5 years following the date of the deferral election, except for alternative distributions that may occur in certain defined circumstances including disability, death of participant, separation from service, change of control and unforeseeable emergency; as such terms are defined in the plan. Certain individuals, which includes plan participants who are Named Executive Officers, must defer distributions from the plan for 6 months following a separation from service.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

The Company’s Executive Severance Plan (the “Severance Plan”) provides that in the event of termination of a participant’s employment with the Company or one of its French affiliates for any reason other than death, disability or retirement within 2 years after a change of control of the Company, a participant will be entitled to salary and benefit continuation. A change of control is defined as the date as of which: (a) a third person, including a “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, acquires actual or beneficial ownership of shares of the Company having 15% or more of the total number of votes that may be cast for the election of directors of the Company; or (b) as the result of any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions (a “Transaction”), the persons who were directors of the Company before the Transaction shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company.

In the event of termination as a result of a change of control, participants employed in the United States will be entitled to:

(i)
receive a cash payment in an amount equal to 3 times the highest annual compensation (base salary and annual incentive awards) paid or payable within the 3 year period ending on the date of termination;

(ii)	receive health and dental benefits from the Company for a period of 3 years; and
(iii)
receive a cash payment in an amount equal to the actuarial equivalent of the accrued benefits the participant would have earned under the Retirement Plan and the Supplemental Plan if the participant had continued participation in those plans for 3 years following termination. The Executive Severance Plan was amended in November 2005 to provide that the calculation of the actuarial equivalent of the accrued benefit would be based on the terms of the Retirement Plan prior to the effective date of the freeze of the accrual of further Retirement Plan benefits for salaried employees that was effective December 31, 2005.

A participant employed by one of the Company’s French subsidiaries is entitled to essentially the same payments and benefits as a United States participant, subject to certain adjustments which take into account the differences between the respective compensation, benefit and pension plans and programs in the United States and France.

Upon a change of control, all restricted stock, stock options and corporate deferred compensation plan contributions that have been granted, but not yet vested, vest automatically. Under the Annual Incentive Plan, the participant is entitled to payment of a pro rata portion of the incentive award at the Target performance percentage, without regard to achievement of pre-established objectives. Under the Long-Term Incentive Plan, the participant will receive a pro rata portion of the performance awards allotted to the participant also based upon Target performance. The Long-Term Incentive Plan also contains a provision for such an award in the event of a constructive discharge following a change of control or potential change of control. Constructive discharge is deemed to have occurred upon any of the following actions taken by the Company or an Affiliate without the participant’s written consent following a potential change of control:

a)
the assignment of duties inconsistent with, or the reduction of the powers, duties, responsibilities, and prerogatives associated with, the participant’s position, office, and status with the Company or an Affiliate;

b)	a demotion of the participant or any removal of the participant from or failure to re-elect or reappoint the participant to any title or office;
c)
a reduction in the participant’s base salary or bonus potential or the Company’s or an Affiliate’s failure to increase the participant’s base salary (within 12 months of the participant’s last increase in base salary); and

d)	any other similar actions or inactions by the Company or an Affiliate.

A potential change of control is defined as the date as of which:

a)	the Company enters into an agreement the consummation of which, or the approval by stockholders of which, would constitute a Change of Control;
b)	proxies for the election of directors of the Company are solicited by anyone other than the Company;
c)
any person (including, but not limited to, any individual, partnership, joint venture, corporation, association or trust) publicly announces an intention to take or to consider taking actions which, if consummated, would constitute a Change of Control; or

d)	any other event occurs which is deemed to be a Potential Change of Control by the Board and the Board adopts a resolution to the effect that a Potential Change of Control has occurred.

The Company shall pay the participant an additional gross-up payment to compensate such participant for the excise tax liability under Code Section 4999.

The Compensation Committee of the Board of Directors of the Company establishes the eligibility criteria for participation and, from time to time, designates key employees as participants in the Severance Plan. Subject to certain conditions, the Severance Plan may be amended or terminated by resolution of the Board of Directors, but no such amendment or termination shall be effective during the 2-year period following a change of control of the Company without the consent of all of the participants. The Company has agreements under the Severance Plan with the Named Executive Officers and certain other key employees.

The maximum amounts payable upon termination pursuant to the Executive Severance Plan, assuming that a change of control of the Company and the termination of their employment on a basis that triggers plan benefits had occurred on December 31, 2010, are set forth in the following tables for all Named Executive Officers.

Potential Payments to Frédéric P. Villoutreix upon Retirement,
Termination or Change in Control as of December 31, 2010

Executive Benefits and Payments Upon Termination	Type of Payment	Early Retirement ($)	Normal Retirement ($)	Involuntary Not for Cause Termination ($)	Change in Control ($)	Death or Disability ($)
Compensation:
Base Salary				725,000	2,175,000	725,000
Annual Incentive
Short-Term Incentive					2,966,907
Long-Term Incentives–Performance Shares					2,831,925	2,831,925
Restricted Stock Units			1,055,250		1,055,250	1,055,250
Benefits and Perquisites:
Deferred Compensation Plan
Health Care					46,141
Dental Care					2,828
Disability Benefits					7,344
Life Insurance					1,490
Accrued Vacation Pay 4 weeks				55,769	167,308	55,769
Qualified Pension	Lump Sum Benefit	238,709	238,709	238,709	238,709	238,709
Excess Pension in Deferred Comp
Qualified 401(k) Plan	Lump Sum Benefit	222,065	222,065	222,065	222,065	222,065
Excess 401(k) in Deferred Comp	Lump Sum Benefit	114,585	114,585	114,585	114,585	114,585
Additional payment based on Pension Plan	Lump Sum Benefit				206,709
Additional payment based on 401(k) Plan	Lump Sum Benefit				308,514
Tax Gross-Ups
Total Executive Severance		575,359	1,630,609	1,356,128	10,344,775	5,243,303

Potential Payments to Peter J. Thompson upon Retirement,
Termination or Change in Control as of December 31, 2010

Executive Benefits and Payments Upon Termination	Type of Payment	Early Retirement ($)	Normal Retirement ($)	Involuntary Not for Cause Termination ($)	Change in Control ($)	Death or Disability ($)
Compensation:
Base Salary				355,000	1,065,000	355,000
Annual Incentive
Short-Term Incentive					836,661
Long-Term Incentives–Performance Shares					733,543	733,543
Restricted Stock Units			175,875		175,875	175,875
Benefits and Perquisites:
Deferred Compensation Plan
Health Care					46,140
Dental Care					2,828
Disability Benefits					7,242
Life Insurance					1,490
Accrued Vacation Pay 4 weeks				27,308	81,923	27,308
Qualified Pension	Lump Sum Benefit	319,910	319,910	319,910	319,910	319,910
Excess Pension in Deferred Comp	Lump Sum Benefit	25,730	25,730	25,730	25,730	25,730
Qualified 401(k) Plan	Lump Sum Benefit	537,731	537,731	537,731	537,731	537,731
Excess 401(k) in Deferred Comp	Lump Sum Benefit	44,171	44,171	44,171	44,171	44,171
Additional payment based on Pension Plan	Lump Sum Benefit				216,204
Additional payment based on 401(k) Plan	Lump Sum Benefit				114,100
Tax-Gross-Ups
Total Executive Compensation		927,542	1,103,417	1,309,850	4,208,548	2,219,268

Potential Payments to Michel Fievez upon Retirement,
Termination or Change in Control as of December 31, 2010

Executive Benefits and Payments Upon Termination	Type of Payment	Early Retirement ($)	Normal Retirement ($)	Involuntary Not for Cause Termination ($)	Change in Control ($)	Death or Disability ($)
Compensation:
Base Salary				412,965	1,238,895
Annual Incentive
Short-Term Incentive					806,890
Long-Term Incentive-Performance Shares				472,588	472,588
Restricted Stock Units			734,032		734,032	734,032
Benefits and Perquisites:
Deferred Compensation Plan
Health Care
Dental Care
Disability Benefits
Life Insurance
Accrued Vacation Pay
Qualified Pension
Excess Pension in Deferred Comp
Qualified 401(k) Plan
Excess 401(k) in Deferred Comp
Additional payment based on Pension Plan
Additional payment based on 401(k) Plan
Tax Gross-Ups
Total Executive Severance			734,032	885,553	3,252,405	734,032

Potential Payments to Otto R. Herbst upon Retirement,
Termination or Change in Control as of December 31, 2010

Executive Benefits and Payments Upon Termination	Type of Payment	Early Retirement ($)	Normal Retirement ($)	Involuntary Not for Cause Termination ($)	Change in Control ($)	Death or Disability ($)
Compensation:
Base Salary				435,000	1,305,000	435,000
Annual Incentive
Short-Term Incentive					1,313,235
Long-Term Incentives–Performance Shares					1,165,397	1,165,397
Restricted Stock Units			703,500		703,500	703,500
Benefits and Perquisites:
Deferred Compensation Plan
Health Care					34,842
Dental Care					2,828
Disability Benefits					7,344
Life Insurance					1,490
Accrued Vacation Pay 5 weeks				41,827	125,481	41,827
Qualified Pension	Lump Sum Benefit	143,599	143,599	143,599	143,599	143,599
Excess Pension in Deferred Comp
Qualified 401(k) Plan	Lump Sum Benefit	134,750	134,750	134,750	134,750	134,750
Excess 401(k) in Deferred Comp	Lump Sum Benefit	104,581	104,581	104,581	104,581	104,581
Additional payment based on Pension Plan	Lump Sum Benefit				264,814
Additional payment based on 401(k) Plan	Lump Sum Benefit				157,094
Tax Gross-Ups
Total Executive Severance		382,930	1,086,430	859,757	5,463,955	2,728,654

Potential Payments to Wilfred A. Martinez upon Retirement,
Termination or Change in Control as of December 31, 2010

Executive Benefits and Payments Upon Termination	Type of Payment	Early Retirement ($)	Normal Retirement ($)	Involuntary Not for Cause Termination ($)	Change in Control ($)	Death or Disability ($)
Compensation:
Base Salary				298,700	896,100	298,700
Annual Incentive
Short Term Incentive					619,440
Long-Term Incentive – Performance Shares					407,249	407,249
Restricted Stock Units
Benefits and Perquisites:
Deferred Compensation Plan					23,358
Health Care					12,518
Dental Care					2,828
Disability Benefits					6,093
Life Insurance					1,490
Accrued Vacation Pay – 4 weeks				22,977	68,931	22,977
Qualified Pension	Lump Sum Benefit
Excess Pension in Deferred Comp
Qualified 401(k) Plan	Lump Sum Benefit	97,387	97,387	97,387	97,387	97,387
Excess 401(k) in Deferred Comp	Lump Sum Benefit	23,358	23,358	23,358	23,358	23,358
Additional payment based on Pension Plan	Lump Sum Benefit
Additional payment based on 401(k) Plan	Lump Sum Benefit
Tax Gross-Ups
Total Executive Severance		120,745	120,745	442,422	2,158,752	849,671

Compensation of Directors

A Director who is an officer or an employee of the Company or any of its subsidiaries or affiliates does not receive any fees for service as a member of the Board of Directors, but is reimbursed for expenses incurred as a result of such service. Each Director earned the following compensation in 2010 in addition to reimbursement of their actual and reasonable travel expenses.

Name	Fees Earned or Paid in Cash ($)(1)	2010 Totals ($)
Claire L. Arnold	105,283	105,283
K.C. Caldabaugh	108,967	108,967
William A. Finn	98,000	98,000
Robert F. McCullough	107,500	107,500
John D. Rogers	101,500	101,500
Anderson D. Warlick	92,750	92,750
______
(1)
The Directors earn an annual retainer of $60,000 which was paid in stock or stock units in accordance with the Outside Directors Stock Plan. Valuations are based on the closing price on the trading day immediately preceding the grant date.

From 2000 to 2004, directors could annually elect to defer all or part of their compensation received from the Company pursuant to the Company’s Deferred Compensation Plan for Non-Employee Directors (“Outside Director Deferral Plan”). Participation in this plan allowed a Director to defer receipt of compensation and to thereby also defer certain state and federal income taxes until the deferred compensation is paid upon the Director’s retirement from the Board of Directors or earlier death or disability. In connection with changes to regulations governing deferred compensation plans imposed by the American Jobs Creation Act of 2004, the Company adopted the Deferred Compensation Plan No. 2 for Non-Employee Directors. The Outside Director Deferral Plan was frozen as of December 31, 2004 to stop the accrual of additional unvested benefits, other than market-based investment earnings or losses on their individual account balances, as of that date. As of January 1, 2005 all Directors who annually elect to defer all or part of their compensation received from the Company participate in the Deferred Compensation Plan No. 2 for Non-Employee Directors. The Outside Director Deferral Plan and the Deferred Compensation Plan No. 2 for Non-Employee Directors are non-qualified, deferred compensation plans that permit participants to defer the receipt of their annual retainer or fees. The individual deferred compensation plan accounts of those Directors who choose to defer their annual retainer are credited with stock units, which include accumulated dividends. The stock units are convertible into the Company’s Common Stock at its fair market value or cash in connection with the Director’s retirement or earlier death or disability. The stock units do not have any voting rights. The Deferred Compensation Plan No. 2 for Non-Employee Directors is intended to operate in a manner substantially similar to the existing Outside Director Deferral Plan, subject to certain new requirements and changes mandated under Code Section 409A. The Company provides no guaranty of repayment of the principal amount deferred or of any earnings on the participants’ account balances.

BOARD AND COMMITTEE GOVERNANCE

The Board is led by the Chairman of the Board and that individual is also the Chief Executive Officer. The non-management Directors elect a Lead Non-Management Director for a 2-year term after which he or she becomes ineligible to stand for re-election to that position for at least one year. The Chairman sets the agenda in collaboration with the Lead Non-Management Director and determines the schedule for holding meetings of the Directors, which occur at least quarterly and more often if required. The Lead Non-Management Director liaises with the Chairman, can act as a sounding board, and provides input into establishing agenda items and the substantive information the Board wishes to have discussed or presented. The Lead Non-Management Director also provides a vehicle through which topics of interest or concern to the Board or management can be aired informally. The Lead Non-Management Director or non-management Directors as a group can retain such independent expertise they deem to be necessary or desirable, with the costs borne by the Company. There is also total freedom of communication between any Director and the Chairman and Chief Executive Officer and any other member of management and such communications are not required to go through the Lead Non-Management Director or the Chairman, in the case of director communication with other members of management.

The Board has functioned with this structure and in this manner for a number of years and has to-date found that it provides an appropriate balance to the functioning of the Board in addressing its oversight functions, consideration and understanding of the tactical and strategic matters that must be understood and addressed by the Board and between the respective interests of the company and its shareholders.

Board of Directors and Standing Committees

Attendance by Directors at Board Meetings

The Board of Directors met 5 times in 2010. Each director attended every meeting of the Board of Directors.

Attendance by Members of the Board of Directors at the Annual Meeting of Stockholders

The Company encourages members of the Board of Directors to attend each Annual Meeting of Stockholders and all of the sitting directors, who were board members at the time, attended the Annual Meeting of Stockholders held on April 22, 2010.

Lead Non-Management Director

On April 22, 2010, Claire L Arnold was elected for a 2-year term as the Lead Non-Management Director to preside at meetings of the non-management Directors.

Standing Committees

The Audit Committee, the Compensation Committee and the Nominating & Governance Committee are the 3 Standing Committees of the Board of Directors. Each Standing Committee is composed entirely of independent directors.

Corporate Governance Documents

We have adopted a code of conduct, or the Code of Conduct, that applies to all of our directors, officers and U.S. employees, including our principal executive officer, principal financial officer, principal accounting officer and other persons performing similar functions. The Code of Conduct is posted on the Company’s website at http://www.swmintl.com. Any waivers of, or changes to, the Code of Conduct will be posted on our website. In addition, copies of the Company’s Corporate Governance Guidelines and the charters for each of the Standing Committees can also be found on the Company’s website. Copies of these documents may also be obtained by directing a written request to the Investor Relations Department at the Company’s headquarters address noted on the first page of this Proxy Statement.

Director Independence

The Board of Directors unanimously adopted the following standard for director independence at its December 2002 meeting:

An independent director is a person who is free from any relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Annually, the Board of Directors will assess the independence of each non-management director based on the existence or absence of a material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company). The following persons shall not be considered independent:

a)	A director who is employed by the Company or any of its affiliates for the current year or any of the past five (5) years.

b)	A director who is, or in the past five (5) years has been, affiliated with or employed by a (present or former) auditor of the Company (or of an affiliate).

c)
A director who is, or in the past five (5) years has been, part of an interlocking directorate in which an executive officer of the Company serves on the compensation committee of another company that concurrently employs the director.

d)
A director who is, or in the past five (5) years has been, a Family Member of an individual who was employed by the Company or any of its affiliates as an executive officer. The term “Family Member” shall mean a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than household employees) who shares such person’s home.

e)
A director who, during the current fiscal year or any of the past five (5) fiscal years, personally provided services to the Company or its affiliates that had an annual value in excess of $60,000; or who was paid or accepted, or who has a non-employee Family Member who was paid or accepted, any payments from the Company or any of its affiliates in excess of $60,000 other than compensation for board service, benefits under a tax-qualified retirement plan, or non-discretionary compensation.

f)
A director who is a partner in, or a controlling stockholder or an executive officer of, any organization (profit or non-profit) to which the Company made, or from which the Company received, payments (other than those arising solely from investments in the Company’s securities) that exceed one percent (1%) of the recipient’s annual consolidated gross revenues in the current year or any of the past five (5) fiscal years; unless, for provisions (e) and (f), the Board of Directors expressly determines in its business judgment that the relationship does not interfere with the director’s exercise of independent judgment.

Based on the foregoing standard and the standards for independence articulated by the New York Stock Exchange and the Securities and Exchange Commission, the Board affirmatively determined by resolution dated February 24, 2011 that the following directors, who collectively constitute 85.7% of the full Board and represent 100% of the membership of the Standing Committees, are independent:

Ms. Claire L. Arnold Mr. William A. Finn Mr. Robert F. McCullough	Mr. Anderson D. Warlick Mr. K.C. Caldabaugh Mr. John D. Rogers

Mr. Villoutreix is a member of management and not independent.

Financial Experts

The Board of Directors affirmatively determined by resolution dated February 24, 2011 that 3 members of the Audit Committee, Mr. McCullough, Mr. Caldabaugh and Mr. Rogers qualify as financial experts as such term is defined in the instructions to Regulation S-K, Item 407 (d)(5)(ii).

The following table lists the current members, principal functions and meetings held in 2010 for each of the Standing Committees, the non-management directors and the independent directors:

Members	Principal Functions	Meetings in 2010	Unanimous Written Consents in 2010
Audit Committee Robert C. McCullough (Chair) K.C. Caldabaugh John D. Rogers No member serves on the audit committee of more than 3 public companies, including the Company’s Audit Committee. Messrs. McCullough, Caldabaugh and Rogers are financial experts.
•  Recommend to the Board of Directors the appointment of outside auditors to audit the records and accounts of the Company
•  Retain and compensate outside auditors
•  Review scope of audits, provide oversight in connection with internal control, financial reporting and disclosure systems
•  Monitor state and federal securities laws and regulations
•  Perform other such duties as the Board of Directors may prescribe
•  Monitor the Company’s practices and procedures concerning compliance with applicable laws and regulations
•  The nature and scope of the Committee’s responsibilities are set forth in further detail under the caption “Audit Committee Report”
		8	0

Compensation Committee Claire L. Arnold (Chair) William A. Finn Anderson D. Warlick	• Evaluate and approve officer compensation • Administer a number of the Company’s executive compensation plans • Review salaried employee compensation plans • Evaluate and make recommendations on director compensation • The nature and scope of the Committee’s responsibilities are set forth in further detail under the caption “Compensation Committee Discussion & Analysis”	2	4

Nominating & Governance Committee K.C. Caldabaugh (Chair) William A. Finn Anderson D. Warlick	• Recommend candidates to fill any vacancies on the Board of Directors; evaluate stockholder nominees • Supervise Board of Directors, Board Committee and individual director evaluation processes • Evaluate, monitor and recommend changes in the Company’s governance policies • Supervise and monitor the succession planning process for the executive officers	1	0

Non-Management Directors Claire L. Arnold (Lead Non-Management Director)		5	NA

Code of Conduct and Director Training

The Directors are each subject to the Company’s Code of Conduct, which may be found on the Company’s website www.swmintl.com under the tab Our Company/Governance. The Directors also participate in the Company’s compliance training programs and in programs directed specifically to the due and proper execution of their duties as directors. In addition to the outside seminars each Director may have attended, the Company sponsored 2 live training and 1 internet training event in 2010.

PROPOSAL TWO
RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

Selection of Independent Registered Public Accounting Firm

The Audit Committee has selected Deloitte & Touche to serve as the Company’s independent registered public accounting firm, or outside auditor, for fiscal year 2011. Although it is not required to do so, the Audit Committee is asking our shareholders to ratify the Audit Committee’s selection of Deloitte & Touche. If our shareholders do not ratify the selection of Deloitte & Touche, the Audit Committee may reconsider its selection. Even if the selection is ratified by our shareholders, the Audit Committee may in its discretion change the appointment at any time during the year, if it determines that such a change would be in the best interest of the Company and its shareholders.

Representatives of Deloitte & Touche will be at the Annual Meeting to answer appropriate questions. They also will have the opportunity to make a statement if they wish to do so.

Audit, Audit Related, Tax and Other Fees

The following table summarizes the aggregate fees relating to amounts billed to the Company by its outside auditor, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates, (collectively, “Deloitte”) for the fiscal years ended December 31, 2010 and 2009:

	2010	2009
Audit Fees(1)	$1,287,000	$1,443,000
Audit-Related Fees(2)	11,000	143,000
Tax Fees(3)	9,000	8,000
All Other Fees(4)	6,000	-
Total Fees	$1,313,000	$1,594,000
_______
(1)
Includes fees billed for professional services rendered in connection with the audit of the annual financial statements, audit of the Company’s internal control over financial reporting and management’s assessment thereof, review of financial statements included in the Form 10-Q filings and for services provided for statutory and regulatory filings or engagements.

(2)
Includes fees incurred for assurance and related services and consultation on regulatory matters or accounting standards, including fees for professional services rendered in connection with filings by the Company on Forms 8-K, S-8 and S-3.

(3)	Includes fees incurred for tax return preparation and compliance and tax advice and tax planning.
(4)	Includes other fees not included in the above categories.

Preapproval Policies and Procedures

The above services performed by the outside auditor were pre-approved in accordance with the pre-approval policy and procedures adopted by the Audit Committee. These procedures describe the permitted audit, audit-related, tax and other services (collectively, the “Disclosure Categories”) that the outside auditor may perform. The procedure requires that prior to the beginning of each fiscal year, a description of the services (the “Service List”) expected to be performed by the outside auditor in each of the Disclosure Categories in the following fiscal year be presented to the Audit Committee for approval.

Services provided by the outside auditor during the following year that are included in the Service List are pre-approved following policies and procedure of the Audit Committee. Any requests for audit, audit-related, tax, and other services not contemplated on the Service List must be submitted to the Audit Committee for specific pre-approval and cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings. However, the authority to grant specific pre-approval between meetings, as necessary, has been delegated to the Chairman of the Audit Committee. The Chairman must update the Audit Committee at the next regularly scheduled meeting of any services that were granted specific pre-approval.

In addition, although not required by the rules and regulations of the Securities and Exchange Commission, the Audit Committee is provided a range of fees associated with each proposed service on the Service List and any services that were not originally included on the Service List. Providing a range of fees for a service incorporates appropriate oversight and control of the outside auditor when time is of the essence. The policy does not contain a de minimis provision that would provide retroactive approval for permissible non-audit services under certain circumstances.

On a periodic basis, the Audit Committee reviews the status of services and fees incurred year-to-date against the Service List and the forecast of remaining services and fees for the fiscal year.

Board Recommendation

The Board of Directors unanimously recommends a vote FOR ratification of the selection of Deloitte & Touche as our independent registered public accounting firm for fiscal 2011.

Audit Committee Report

The following report summarizes the Audit Committee’s actions during 2010. This report shall not be deemed to be incorporated by reference by any general statement incorporating this Proxy Statement by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

In accordance with its written charter, the Audit Committee of the Board of Directors (“Audit Committee”) assists the Board of Directors by overseeing and monitoring:
(1)	the integrity of the Company’s financial statements,
(2)	the Company’s compliance with legal and regulatory requirements,
(3)	the outside auditor’s qualifications and independence, and
(4)	the performance of the Company’s internal control function, its system of internal and disclosure controls, and the outside auditor.

The members of the Audit Committee meet the applicable independence and experience requirements of the New York Stock Exchange and the standards for determining a director’s independence adopted by the Board of Directors.

During 2010, the Audit Committee met 8 times.

In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the outside auditor a formal written statement describing all relationships between the outside auditor and the Company that might bear on the outside auditor’s independence consistent with Independence Standards Board Standard No. 1, “Independence Discussion with Audit Committees,” discussed with the outside auditor any relationships that may impact their objectivity and independence, including the services and amounts reflected in the above table, and satisfied itself as to the outside auditor’s independence.

The Committee reviewed with the outside auditor their audit plans, audit scope and identification of audit risks. The Audit Committee also discussed with management and the outside auditor the quality and adequacy of the Company’s internal control function and its system of internal and disclosure controls.

The Audit Committee discussed and reviewed with the outside auditor all communications required by Securities and Exchange Commission regulations and by the standards of the Public Company Accounting Oversight Board (United States), including those described in AU 380, “Communication with Audit Committees” and, with and without management present, discussed and reviewed the results of the outside auditor’s examination of the financial statements.

The Audit Committee discussed, reviewed and monitored the Company’s plans and activities related to Sarbanes-Oxley Section 404 compliance on a regular basis.

The Audit Committee reviewed and discussed the audited financial statements of the Company as of and for the fiscal year ended December 31, 2010, with management and the outside auditor. Management has the responsibility for the preparation of the Company’s financial statements and outside auditor has the responsibility for conducting an audit of those statements.

Based on the above-mentioned review and discussions with management and the outside auditor, the Committee recommended to the Board of Directors that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2010, for filing with the Securities and Exchange Commission. The Audit Committee also recommended the reappointment of the outside auditor and the Board of Directors concurred with such recommendation.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS Robert F. McCullough (Chairman) K.C. Caldabaugh John D. Rogers

PROPOSAL THREE
EXECUTIVE COMPENSATION ADVISORY VOTE

As required by Section 14A of the Exchange Act pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, the Board is providing our shareholders with an advisory vote on Executive Compensation. This advisory vote, commonly known as a “say-on-pay” vote, is a non-binding vote on executive compensation paid to our Named Executive Officers as disclosed pursuant to Regulation S-K, including in the Compensation Discussion and Analysis, the accompanying compensation tables and the corresponding narrative discussion and footnotes set forth on pages 22 to 34.

As described in detail in the “Compensation Discussion and Analysis,” our executive compensation programs are generally designed to:

(i)
attract, retain and motivate a skilled management team to successfully implement the Company’s near and long-term goals that are tied to the key drivers of our financial and operational performance; and

(ii)	to align the interest of our Named Executive Officers with the interests of our shareholders.

As explained in the Comprehensive Compensation Discussion and Analysis, we believe that these goals have been met in a manner that does not subject the Company to unreasonable risk and that reflects fair and reasonable levels of compensation, using the competitive market median as the appropriate benchmark which in turn is developed by reference to market data regarding comparable companies and executive positions that include the same companies that RiskMetrics utilizes to assess our Company for proxy vote advisory purposes.

As supported by the results achieved and summarized on page 22, we believe that the executive team has performed well for shareholders in 2010 and that the division of the benefits of the Company’s 2010 performance has been reasonably allocated with those benefits most heavily retained for shareholders.

Accordingly, the Board recommends that our shareholders vote the “say-on-pay” vote as set forth in the following resolution:

RESOLVED, that our shareholders approve, on an advisory basis, the compensation paid to our Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including in the “Compensation Discussion and Analysis,” the accompanying compensation tables and the corresponding narrative discussion and footnotes.

Shareholders are not ultimately voting to approve or disapprove the Board’s recommendation. As this is an advisory vote, the outcome of the vote is not binding on SWM with respect to future executive compensation decisions, including those relating to its Named Executive Officers, or otherwise. The Compensation Committee and Board expect to take into account the outcome of the vote when considering future executive compensation decisions.

Board Recommendation

The Board of Directors unanimously recommends a vote FOR the advisory vote on executive compensation, or “say-on-pay” vote.

PROPOSAL FOUR
ADVISORY VOTE ON THE FREQUENCY OF
EXECUTIVE COMPENSATION ADVISORY VOTE

As required under Section 14A of the Exchange Act pursuant to the Dodd-Frank Act, the Board is asking SWM’s shareholders to indicate the frequency with which they believe an advisory vote on executive compensation, or “say-on-pay” vote should occur. Shareholders may indicate whether they prefer that we hold a “say-on-pay” vote every three years, every two years or every year, or they may abstain from this vote.

The Board, on recommendation of the Compensation Committee, has determined that a “say-on-pay” vote every year is the best approach for our Company and our shareholders.  Accordingly, the Board recommends that our shareholders vote for a frequency of every year when voting on the advisory vote on the frequency of a “say-on-pay” vote as set forth in the following resolution:

RESOLVED, that our shareholders approve, on an advisory basis, that the frequency with which they prefer to have a “say-on-pay” vote is:
▪	every three years;
▪	every two years;
▪	every year; or
▪	abstain from voting

Shareholders are not ultimately voting to approve or disapprove the Board’s recommendation. As this is an advisory vote, it is not binding on SWM and the Compensation Committee and Board may decide that it is in the best interest of the Company and the shareholders to hold a “say-on-pay” vote more or less frequently than the preference receiving the highest number of votes of our shareholders. The Compensation Committee and Board expect to take into account the outcome of the vote when considering the frequency of “say-on-pay” votes.

Board Recommendation

The Board of Directors unanimously recommends a vote for a frequency of EVERY YEAR in the advisory vote on the frequency of an executive compensation advisory vote, or "say-on-pay" vote.

OTHER INFORMATION

Stockholder Proposals and Director Nominations for the 2012 Annual Meeting

Under Securities and Exchange Commission rules, if a stockholder wishes to have a proposal considered for inclusion in the Company’s Proxy Statement and form of proxy for the 2012 Annual Meeting of Stockholders, a proposal must be received by the Secretary of the Company at the Company’s principal executive offices not less than 120 days from the date of release of the Proxy Statement, March 10, 2011, and therefore must be received by November 10, 2011 to be considered timely. The Company reserves the right to decline to include in the Company’s Proxy Statement any stockholder’s proposal that does not comply with the rules of the Securities and Exchange Commission for inclusion therein.

The By-Laws of the Company include requirements applicable to stockholder proposals other than those included in the proxy materials pursuant to the regulations of the Securities and Exchange Commission. The following requirements apply:

15. ADVANCE NOTICE OF STOCKHOLDER PROPOSALS

In addition to any other applicable requirements for business to be properly brought before an Annual Meeting by a stockholder (other than director nominations, which are subject to the requirements of By-Law 19), such stockholder must be a stockholder of record and must have given timely notice thereof in proper written form to the Secretary of the corporation. To be timely, a stockholder's notice to the Secretary must be delivered and received at the principal executive offices of the corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary date of the Annual Meeting of stockholders for the preceding year; provided, however, if and only if the Annual Meeting is not scheduled to be held within a period that commences thirty (30) days before such anniversary date and ends thirty (30) days after such anniversary date (an Annual Meeting date outside such period being referred to herein as an “Other Meeting Date”), such Stockholder Notice shall be given in the manner provided herein by the later of the close of business on (i) the date ninety (90) days prior to such Other Meeting Date or (ii) the tenth day following the date such Other Annual Meeting Date is first publicly announced or disclosed.

To be in proper written form, a stockholder's notice to the Secretary must set forth as to each matter such stockholder proposes to bring before the Annual Meeting of stockholders: (i) the text of the proposal to be presented, including the text of any resolutions to be proposed for consideration by stockholders; (ii) a brief written statement of the reasons why such stockholder favors the proposal; (iii) whether the stockholder is providing the notice at the request of a beneficial holder of shares, whether the stockholder or any such beneficial holder has any agreement, arrangement or understanding with, or has received any financial assistance, funding or other consideration from any other person with respect to the investment by the stockholder or the beneficial holder in the corporation or the matter such notice relates to, and the details thereof, including the name of such other person (for the purposes of this By-Law 15, the stockholder, any beneficial holder on whose behalf the notice is being delivered, and any persons with whom such agreement, arrangement or understanding exists or from whom such assistance has been obtained are hereinafter collectively referred to as “Interested Persons”); (iv) the name and address of all Interested Persons; (v) a complete listing of the record and beneficial ownership positions (including number or amount) of all equity securities and debt instruments, whether held in the form of loans or capital market instruments, of the corporation or any of its subsidiaries held by all Interested Persons; (vi) whether and the extent to which any hedging, derivative or other transaction is in place or has been entered into within the prior six months preceding the date of delivery of such notice by or for the benefit of any Interested Person with respect to the corporation or its subsidiaries or any of their respective securities, debt instruments or credit ratings, the effect or intent of which transaction is to give rise to gain or loss as a result of changes in the trading price of such securities or debt instruments or changes in the credit ratings for the corporation, its subsidiaries or any of their respective securities or debt instruments (or, more generally, changes in the perceived creditworthiness of the corporation or its subsidiaries), or to increase or decrease the voting power of such Interested Person, and if so, a summary of the material terms thereof; (vii) a brief description of the business proposed to be brought before the Annual Meeting of stockholders and the reasons for conducting such business at the Annual Meeting of stockholders; and (viii) a representation that such stockholder is a holder of record of stock of the corporation and intends to appear in person or by proxy at the Annual Meeting of stockholders to bring such business before the meeting. The corporation may require such stockholder to furnish such other information as may reasonably be required by the corporation in connection with such proposed business. Such notice shall be updated not later than ten (10) days after the record date for the determination of stockholders entitled to vote at the meeting to provide any material changes in the foregoing information as of the record date. As used herein, “beneficially owned” has the meaning provided in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934.

No business shall be conducted at the Annual Meeting of stockholders except business (i) specified in the notice of Annual Meeting given by or at the direction of the Board of Directors, (ii) otherwise brought before the Annual Meeting by or at the direction of the Board of Directors or (iii) brought before the Annual Meeting in accordance with the procedures set forth in this By-Law 15 or By-Law 19, provided, however, that once business has been properly brought before the Annual Meeting of stockholders in accordance with such procedures, nothing in this By-Law 15 or By-Law 19 shall be deemed to preclude discussion by any stockholder of any such business. If the Chairman of an Annual Meeting of stockholders determines that business was not properly brought before the meeting in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

For purposes of this By-Law 15 and By-Law 19, a matter shall be deemed to have been "publicly announced or disclosed" if such matter is disclosed in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission.

In no event shall the postponement or adjournment of an Annual Meeting already publicly announced, or any announcement of such postponement or adjournment, commence a new period (or extend any time period) for the giving of notice as provided in this By-Law 15 or By-Law 19. This By-Law 15 shall not apply to stockholder proposals required to be included in the corporation’s proxy materials pursuant to Rule 14a-8 under the Exchange Act.

The person presiding at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power and duty to determine whether notice of nominees and other matters proposed to be brought before a meeting has been duly given in the manner provided in this By-Law 15 or By-Law 19 and, if not so given, shall direct and declare at the meeting that such nominee or other matters are not properly before the meeting and shall not be considered.

19. NOMINATIONS

Subject to the rights of holders of any series of Preferred Stock or any other class of capital stock of the corporation (other than the Common Stock) then outstanding, nominations for the election of Directors may be made by the affirmative vote of a majority of the entire Board of Directors or by any stockholder of record entitled to vote generally in the election of Directors complying with this By-Law 19. Any stockholder of record entitled to vote generally in the election of Directors may nominate one or more persons for election as Directors at a meeting only if a written notice of such stockholder's intent to make such nomination or nominations meeting the requirements described below, has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the corporation, and received by the corporation, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary date of the Annual Meeting of stockholders for the preceding year; provided, however, if and only if the Annual Meeting is not scheduled to held within a period that commences thirty (30) days before such anniversary date and ends thirty (30) days after such anniversary date (an Annual Meeting date outside such period being referred to herein as an “Other Meeting Date”), such Stockholder Notice shall be given in the manner provided herein by the later of the close of business on (i) the date ninety (90) days prior to such Other Meeting Date or (ii) the tenth day following the date such Other Annual Meeting Date is first publicly announced or disclosed. Each such notice to the Secretary shall set forth: (a) whether the stockholder is providing the notice at the request of a beneficial holder of shares, whether the stockholder, any beneficial holder or any nominee has any agreement, arrangement or understanding with, or has received any financial assistance, funding or other consideration from, any other person with respect to the investment by the stockholder or such beneficial holder in the corporation or the nomination or nominations, and the details thereof including the name of such other person (for the purposes of this By-Law 19, the stockholder, any beneficial holder on whose behalf the notice is being delivered, any nominees listed in the notice and any persons with whom such agreement, arrangement or understanding exists or from whom such assistance has been obtained are hereinafter collectively referred to as “Interested Persons”); (b) the name and address of record of all Interested Persons; (c) a complete listing of the record and beneficial ownership positions (including number or amount) of all equity securities and debt instruments, whether held in the form of loans or capital market instruments, of the corporation or any of its subsidiaries held by all Interested Persons; (d) whether and the extent to which any hedging, derivative or other transaction is in place or has been entered into within the prior six months preceding the date of delivery of such notice by or for the benefit of any Interested Person with respect to the corporation or its subsidiaries or any of their respective securities, debt instruments or credit ratings, the effect or intent of which transaction is to give rise to gain or loss as a result of changes in the trading price of such securities or debt instruments or changes in the credit ratings for the corporation, its subsidiaries or any of their respective securities or debt instruments (or, more generally, changes in the perceived creditworthiness of the corporation or its subsidiaries), or to increase or decrease the voting power of such Interested Person, and if so, a summary of the material terms thereof; (e) a representation that the stockholder is a holder of record of shares of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (f) the name, age, business and residence addresses, and principal occupation or employment of each nominee; (g) whether each nominee is eligible for consideration as an independent Director under the relevant standards contemplated by Item 407(a) of Regulation S-K; (h) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (i) the signed consent of each nominee to serve as a Director of the corporation if so elected. The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as a Director of the corporation or to be considered “independent” as a Director or as a member of the audit or other committee of the Board under the various rules and standards applicable to the corporation. The presiding officer of the meeting may, if the facts warrant, determine that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. Such notice shall be updated not later than ten (10) days after the record date for the determination of stockholders entitled to vote at the meeting to provide any material changes in the foregoing information as of the record date. As used herein, “beneficially owned” has the meaning provided in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934.

Notwithstanding anything in this Article 19 to the contrary, in the event that the number of Directors to be elected to the Board of Directors of the Corporation is increased and either all of the nominees for Director or the size of the increased Board of Directors is not publicly announced or disclosed by the Corporation at least 100 days prior to the first anniversary of the preceding year’s Annual Meeting, a Stockholder Notice shall also be considered timely hereunder, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Corporation at the principal executive office of the Corporation not later than the close of business on the tenth day following the first date all of such nominees or the size of the increased Board of Directors shall have been publicly announced or disclosed.

Only such matters shall be properly brought before a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation’s notice of meeting, if the Stockholder Notice required by this Article 19 hereof shall be delivered to the Secretary of the Corporation at the principal executive office of the Corporation not later than the close of business on the tenth day following the day on which the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting is publicly announced or disclosed.

This By-Law 19 shall not apply to stockholder nominations required to be included in the corporation’s proxy materials pursuant to Rule 14a-11 under the Exchange Act.

Form 10-K, Annual Report and Proxy Statement

The Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2010 (including the consolidated financial statements and schedules thereto, but excluding exhibits) has been included with the mailing of this Proxy Statement to stockholders of record and beneficial holders as of February 24, 2011. Additional copies of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2010 (excluding exhibits) will be provided without charge to each stockholder so requesting in writing. Each request must set forth a good faith representation that, as of February 24, 2011, the record date for the Annual Meeting, the person making the request beneficially owned shares of the Company’s Common Stock. The written request should be directed to: Peter J. Thompson, Executive Vice President Strategy and Finance. In addition, the Form 10-K, Notice of Meeting, Proxy Statement and Proxy Card are available on the Company’s website at www.swmintl.com.

Communicating with the Board

Stockholders and interested parties may communicate directly with the Board of Directors, including the Lead Non-Management Director and Chairman of the Audit Committee, by telephonic or written communication as set forth below. Each communication intended for the Board of Directors and received by the Secretary and General Counsel that is related to the operation of the Company will be forwarded to the designated person. The Secretary and General Counsel may screen communications solely for the purpose of eliminating communications that are commercial in nature and not related to the operation of the Company and to conduct appropriate security clearance. All communications relating to the operation of the Company shall be forwarded to the designated recipient in their entirety.

If by phone:
A voice mail message may be left identifying the individual to whom it is directed by calling (866) 528-2593. This is a toll free call and is monitored and accessible only to the General Counsel of the Company. Messages received on this line will be maintained in confidence to the extent practicable.

If by mail:
A sealed envelope prominently marked “Confidential” on the outside of the envelope that it is directed to the attention of the Audit Committee Chairman or the Lead Non-Management Director, as appropriate, may be mailed to

Secretary and General Counsel
Schweitzer-Mauduit International, Inc.
100 North Point Center East–Suite 600
Alpharetta, Georgia 30022

YOUR VOTE IS IMPORTANT

You are encouraged to let us know your preference by marking the appropriate boxes on the enclosed proxy card.

INVITATION TO STOCKHOLDERS

NOTICE OF 2011 ANNUAL MEETING

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS OF

SCHWEITZER-MAUDUIT INTERNATIONAL, INC.

April 28, 2011

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, Proxy Statement and Proxy Card
 are available at www.swmintl.com

Please sign, date and mail
your proxy card in the
 envelope provided as soon
as possible.

$ Please detach along perforated line and mail in the envelope provided. $

■	20E30304000000001000 5	042811
  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS,
 "FOR" PROPOSALS 2 AND 3 AND "1 YEAR" ON PROPOSAL 4.
PLEASE SIGN. DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1. Election of Class I Directors:			2.	Ratification of Deloitte & Touche as the independent registered public accounting firm for the fiscal year ending December 31, 2011.		FOR ☐	AGAINST ☐	ABSTAIN ☐
☐ FOR ALL NOMINEES	NOMINEES:
☐ WITHHOLD AUTHORITY FOR ALL NOMINEES	☐ ☐	Claire L. Arnold Robert F. McCullough	3.	Advisory vote on executive compensation.		FOR ☐	AGAINST ☐	ABSTAIN ☐
☐ FOR ALL EXCEPT (See instructions below)
			4.	Advisory vote on the frequency of an executive compensation advisory vote.	3 years ☐	2 years ☐	1 year ☐	ABSTAIN ☐

			The undersigned acknowledges receipt from the Company before the execution of this proxy of the Notice of Annual Meeting of Shareholders, a Proxy Statement for the Annual Meeting of Shareholders and the 2010 Annual Report to Shareholders.

INSTRUCTIONS:	To withhold authority to vote for anv individual nominee(s). mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ■		PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

			Please mark here if you plan to attend the meeting. ☐
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐
Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

SCHWEITZER-MAUDU1T INTERNATIONAL, INC.
100 North Point Center East
Suite 600
Alpharetta, Georgia 30022-8246
COMMON STOCK PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

For Annual Meeting of Stockholders, April 28, 2011

The undersigned hereby appoints JOHN W. RUMELY, JR., PETER J. THOMPSON and MARK A. SPEARS, and each of them, proxies with full power of substitution, to represent and to vote as set forth herein all the shares of Common Stock of Schweitzer-Mauduit International, Inc. (the "Corporation") held of record by the undersigned on February 24, 2011, at the Annual Meeting of Stockholders of the Corporation, to be held at the Corporation's headquarters, 100 North Point Center East, Alpharetta, GA 30022 at 11:00 a.m. local time, on Thursday, April 28, 2011, and any adjournment thereof.

(Continued and to be signed on the reverse side)